As filed with the Securities and Exchange Commission on February 10, 2006
                  on An Exhibit List can be found on page II-4.
                          Registration No. 333-_______



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               JUNIPER GROUP, INC.
  ____________________________________________________________________________
                 (Name of small business issuer in its charter)

Nevada                                  1731                   11-2866771
------                        ----------------------------   -----------------
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or           Classification Code Number)    Identification No.)
Organization)

                         111 Great Neck Road, Suite 604
                               New York, NY 11021
                                 (516) 829-4670

          (Address and telephone number of principal executive offices and principal place of business)

                  Vlado P. Hreljanovic, Chief Executive Officer
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                               New York, NY 11021
                                 (516) 829-4670
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each class           Number of Shares      Proposed           Proposed           Amount of
of Securities to be           Shares to be           Maximum           Maximum           Registration
                               Registered (1)        Offering          Aggregate             Fee
                                                                       Offering
                                                                        Price
-------------------------------------------------------------------------------------------------------
Common stock, $0.001 par       59,000,000 (2)      $.018 (3)          $1,062,000            $113.64
value issuable upon
conversion of Callable
Secured Convertible Notes

--------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par        1,000,000 (4)      $.13                 $130,000             $13.91
value issuable upon exercise    of Warrants

----------------------------------------------------------------------------------- --------------------
                Total          60,000,000                             $1,192,000            $127.55
--------------------------------------------------------------------------------------------------------


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 8, 2006, which was $0.018 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.13 per share to account for antidilution and price protection adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006


                               JUNIPER GROUP, INC.
                              60,000,000 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 60,000,000 shares of our common stock, including up to 59,000,000 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.05 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "JUNI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 8, 2006, was $0.018.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 10, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Juniper Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               JUNIPER GROUP, INC.

Our business is composed of two segments: 1) technology services and 2) entertainment. Our subsidiaries operate their businesses from our principal offices.

1. Technology Services: Our technology operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc., and

2. Entertainment: Our entertainment operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc.

For the nine month period ended September 30, 2005, we generated $380,576 in revenue and a net loss of $2,436,140.

Our principal offices are located at 111 Great Neck Road, Suite 604, New York, NY 1102, and our telephone number is (516) 829-4670. We are a Nevada corporation.

The Offering

Common  stock  offered  by  selling  stockholders....Up  to  60,000,000  shares, including the following:

                                         -  up to 59,000,000 shares of common
                                            stock underlying secured convertible
                                            notes in the  principal  amount of
                                            $1,000,000  (includes a good faith
                                            estimate of the shares  underlying
                                            the callable  secured  convertible
                                            notes to  account  for  market
                                            fluctuations antidilution  and price
                                            protection adjustments,respectively)
                                            and

                                        -   up to 1,000,000 shares of common
                                            stock issuable  upon the exercise of
                                            common stock purchase warrants at an
                                            exercise price of $.13 per share
                                            (includes a good faith estimate of
                                            the shares underlying warrants to
                                            account for antidilution and price
                                            protection adjustments).

                                            This number represents 80.84% of our
                                            current outstanding stock,  assuming
                                            full conversion.

Common stock to be outstanding after
 the offering..                             Up to 74,224,048 shares; provided,
                                            however,   upon   amending our
                                            Articles  of Incorporation   to
                                            increase the authorized common stock
                                            we will amend this  registration
                                            statement  to  increase  the number
                                            of shares included herein which will
                                            result in a substantial amount of
                                            additional  shares outstanding after
                                            the offering

Use  of   proceeds......................... We will not receive any proceeds from the sale of the common stock.
                                            However, we will receive the sale
                                            price of any common stock we sell to
                                             the selling stockholder upon
                                            exercise of the warrants. We expect
                                            to use the proceeds received from
                                            the exercise of the warrants, if
                                            any, for general working capital
                                            purposes. However, the selling
                                            stockholders will be entitled to
                                            exercise the warrants on a cashless
                                            basis if the shares of common stock
                                            underlying the warrants are not then
                                            registered pursuant to an effective
                                            registration statement. In the event
                                            that the selling stockholder
                                            exercises the warrants on a cashless
                                            basis, then we will not receive any
                                            proceeds.  In addition, we have
                                            received gross proceeds of $500,000
                                            from the sale of the secured
                                            convertible notes and the investors
                                            are obligated to provide us with an
                                            additional $500,000 within five days
                                            of this registration statement being
                                            declared effective. The proceeds
                                            received from the sale of the
                                            callable secured convertible notes
                                            will be used for business
                                            development purposes, working
                                            capital needs, taxes, payment of
                                            consulting and legal fees and
                                            borrowing repayment.

Over-The-Counter Bulletin Board Symbol.....JUNI.ob


EXPLANATORY NOTE: ON DECEMBER 28, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH NEW MILLENNIUM CAPITAL PARTNERS II, LLC, AJW QUALIFIED PARTNERS, LLC, AJW OFFSHORE, LTD. AND AJW PARTNERS, LLC. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE ARE SEEKING TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 75,000,000 TO 750,000,000. WE INTEND ON FILING A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION 20 DAYS AFTER OUR INFORMATION STATEMENT IS MAILED TO OUR SHAREHOLDERS PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE SHARES OF OUR COMMON STOCK. WE ARE REGISTERING 60,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE CONVERTIBLE DEBENTURES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THIS AGREEMENT.

The above information regarding common stock to be outstanding after the offering is based on 14,224,048 shares of common stock outstanding as of February 8, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. We sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and an additional $500,000 in callable secured convertible notes is expected to be sold following this registration statement being declared effective.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of February 8, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.017 and, therefore, the conversion price for the secured convertible notes was $0.009. Based on this conversion price, the $1,000,000 callable secured convertible notes, excluding interest, were convertible into 117,647,059 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

Our Common Stock Trades In A Limited Public Market, The NASD OTC Electronic Bulletin Board; Accordingly, Investors Face Possible Volatility Of Share Price.

Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol JUNI.OB. As of February 8, 2006, there were approximately 14,224,048 shares of Common Stock outstanding, of which approximately 7,424,678 were tradable without restriction under the Securities Act.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

An Economic Downturn Or Reduced Capital Expenditures In The Industries We Serve May Result In A Decrease In Demand For Our Services.

Commencing in 2001 and through 2003, the communications industry suffered a severe downturn that resulted in reduced capital expenditures for infrastructure projects, even among those customers that did not experience financial difficulties. Although our strategy is to increase the percentage of our business derived from large, financially stable customers in the communications, utility and government industries, these customers may not continue to fund capital expenditures for infrastructure projects at current levels. Even if they do continue to fund projects, we may not be able to increase our share of their business. Bankruptcies or decreases in our customers' capital expenditures and disbursements could reduce our revenue, profitability or liquidity.

Many Of The Industries We Serve Are Subject To Consolidation And Rapid Technological And Regulatory Change, And Our Inability Or Failure To Adjust To Our Customers' Changing Needs Could Reduce Demand For Our Services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the communications industry. The communications industry is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. New or developing technologies could displace the wire line systems used for the transmission of voice, video and data, and improvements in existing technology may allow communications providers to significantly improve their networks without physically upgrading them. Additionally, the communications industry has been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Utilities have also entered into a phase of consolidation similar to the communications industry which could lead to the same uncertainties.

Our Industry Is Highly Competitive Which May Reduce Our Market Share And Harm Our Financial Performance.

Our industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing or prospective customers that employ in-house personnel to perform some of the same types of services we provide. There are relatively few barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become one of our competitors.

Most  Of  Our   Contracts  Do  Not  Obligate  Our  Customers  To  Undertake  Any
Infrastructure Projects Or Other Work With Us.

A significant portion of our revenue is derived from service agreements. Under our service agreements, we contract to provide customers with individual project services, through work orders, within defined geographic areas on a fixed fee basis. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. A significant decline in the projects customers assign us under service agreements could result in a decline in our revenue, profitability and liquidity.

We May Not Accurately Estimate The Costs Associated With Our Services Provided Under Fixed-Price Contracts Which Could Impair Our Financial Performance.

A substantial portion of our revenue is derived from master service agreements and other service agreements that are fixed price contracts. Under these contracts, we set the price of our services on a per unit or aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at the work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Certain agreements or projects could have lower margins than anticipated or losses if actual costs for our contracts exceed our estimates, which could reduce our profitability and liquidity.

Our Business Is Seasonal And Is Affected By Adverse Weather Conditions And The Spending Patterns Of Our Customers, Exposing Us To Variable Quarterly Results.

The budgetary years of many of our specialty infrastructure services customers end December 31. As a result, some of our customers reduce their expenditures and work order requests towards the end of the year. Adverse weather conditions, particularly during the winter season, also affect our ability to perform outdoor services in certain regions of the United States and Canada. As a result, we experience reduced revenue in the first and fourth quarters of each calendar year.

Natural catastrophes such as the recent hurricanes in the United States could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which in turn could significantly impact the results of any one or more of our reporting periods.

Increases In The Costs Of Fuel Could Reduce Our Operating Margins.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Most of our contracts do not allow us to adjust our pricing. Accordingly, any increase in fuel costs could reduce our profitability and liquidity.

We May Choose, Or Be Required, To Pay Our Subcontractors Even If Our Customers Do Not Pay, Or Delay Paying, Us For The Related Services.

We use subcontractors to perform portions of our services and to manage work flow. In some cases, we pay our subcontractors before our customers pay us for the related services. If we choose, or are required, to pay our subcontractors for work performed for customers who fail to pay, or delay paying, us for the related work, we could experience a decrease in profitability and liquidity.

Our Failure To Comply With Environmental Laws Could Result In Significant Liabilities.

Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we may be liable for fines and damages.

In addition, new environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks, or the imposition of new clean-up requirements could require us to incur significant costs or become the basis for new or increased liabilities that could negatively impact our profitability and liquidity.

Our Business Is Subject To Hazards That Could Result In Substantial Liabilities And Weaken Our Financial Condition.

Construction projects undertaken by our employees involve exposure to electrical lines, heavy equipment, mechanical failures and adverse weather conditions. If serious accidents or fatalities occur, we may be restricted from bidding on certain work and certain existing contracts could be terminated. In addition, if our safety record were to deteriorate, our ability to bid on certain work could suffer. The occurrence of accidents in our business could result in significant liabilities or harm our ability to perform under our contracts or enter into new contracts with customers, which could reduce our revenue, profitability and liquidity.

Many Of Our Communications Customers Are Highly Regulated And The Addition Of New Regulations Or Changes To Existing Regulations May Adversely Impact Their Demand For Our Specialty Contracting Services And The Profitability Of Those Services.

Many of our communications customers are regulated by the Federal Communications Commission. The FCC may interpret the application of its regulations to communication companies in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations. If existing or new regulations have an adverse affect on our communications customers and adversely impact the profitability of the services they provide, then demand for our specialty contracting services may be reduced.

Our Future Operations Are Contingent On Our Ability To Recruit Employees.

In the event we are able to obtain necessary funding, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional sales, marketing and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.

We May Not Be Able To Manage Our Growth Effectively.

Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.

Our Success Is Dependent On Our Ability To Address Market Opportunities.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, we may be unable to finance our operations. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition and would prevent us from being able to utilize potential market opportunities.

We Shall Be Required To Seek Additional Means Of Financing.

On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes. However, there can be no assurance that we will generate adequate revenues from operations. Failure to generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services and products. Accordingly, we shall may be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

Many Of Our Competitors Are Larger And Have Greater Financial And Other Resources Than We Do And Those Advantages Could Make It Difficult For Us To Compete With Them.

Many of our current and potential competitors may have substantial competitive advantages relative to us, including:

o        longer operating histories;
o        significantly greater financial;
o        technical and marketing resources;
o        greater brand name recognition;
o        larger existing customer bases; and
o        more popular products.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their products or services than we can.

Risks Relating to Our Current Financing Arrangement:

There Are A Large Number Of Shares Underlying Our Callable Secured Convertible Notes And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of February 8, 2006, we had 14,224,048 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 117,647,059 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 1,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current conversion price, as of February 8, 2006 of $0.017.

                                                     Number         % of
% Below         Price Per        With Discount      of Shares     Outstanding
Market            Share              at 50%          Issuable        Stock
------            -----             ------           --------       -----

25%             $0.0128           $0.0064           156,862,745     91.69%
50%             $0.0085           $0.0043           235,294.118     94.30%
75%             $0.0043           $0.0021           470,588,235     97.07%


As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by third party investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Upon Conversion Of The Callable Secured Convertible Notes And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Callable Secured Convertible Notes And Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required To File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Callable Secured Convertible Notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the Callable Secured Convertible notes. As we do not currently have the required amount of shares available, we may be required to file an additional registration statement after we have increased our authorized common stock. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 237,294,118 shares to cover the conversion of the Callable Secured Convertible Notes and stock purchase warrants. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the Callable Secured Convertible Notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required For Any Reason To Repay Our Outstanding Callable Secured Convertible Notes, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Callable Secured Convertible Notes, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantial Assets.


On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, on January 15, 2009, unless sooner converted into shares of our common stock. Although we currently have $500,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

        o that a broker or dealer approve a person's account for transactions in penny stocks; and
        o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

        o obtain financial information and investment experience objectives of the person; and
        o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $500,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $500,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be and are being used for business development purposes, working capital needs, pre-payment of interest, taxes, payment of taxes, payment of consulting and legal fees and repayment of debt.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "JUNI.ob". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter within the last two fiscal years. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                       2005
                                      ----------------------------------
                                       High*                      Low*
1st Quarter...................   $     0.350             $        0.130
2nd Quarter..................          0.200                      0.075
3rd Quarter..................          0.150                      0.065
4th Quarter..................          0.095                      0.020

                                                       2004
                                      -----------------------------------
                                       High                       Low
1st Quarter..................     $     1.01             $         0.19
2nd Quarter..................           0.55                       0.30
3rd Quarter..................           0.53                       0.26
4th Quarter..................           0.35                       0.25


--------------------------------------------------------------------------------
As of February 8, 2006, there were approximately 336 holders of record of our common stock.

Dividends

Preferred stockholders are entitled to receive a dividend out of assets legally available for payment at a rate of 12% per annum of the preferred stock liquidation preference of $2.00 (or $.24 per annum) per share, payable quarterly on March 1, June 1, September 1 and December 1, in cash or in shares of common stock having an equivalent fair market value. Unpaid dividends on our preferred stock accumulate. In January of each year of 2004, 2005 and 2006, our board of directors authorized the issuance of shares of our common stock or cash, which shall be at the discretion of our Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at September 30, 2005 were $21,290. No dividends shall be declared or paid on our common stock (other than a dividend payable solely in shares of common stock) and no common stock shall be purchased, redeemed or acquired by us unless full cumulative dividends on the preferred stock have been paid or declared, or cash or shares of common stock have been set aside, which is sufficient to pay all dividends accrued on the preferred stock for all past and then current dividend periods.

We have not declared cash dividends on our common stock and do not intend to do so in the foreseeable future. If we generate earnings, management's policy is to retain such earnings for further business development. It plans to maintain this policy as long as necessary to provide funds for our operations. Any future dividend payments will depend upon the full payment of Preferred Stock dividends, our earnings, financial requirements and other relevant factors, including approval of such dividends by the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.






                      EQUITY COMPENSATION PLAN INFORMATION

--------------------------------------------------------------------------------
 Plan category       Number of securities   Weighted average      Number of securities
                     to be issued upon      exercise price of     remaining available
                     exercise of           outstanding options,   for future issuance
                     outstanding options,   under warrants and    equity compensation
                     warrants and rights    rights                plans (excluding
                                                                  securities reflected
                                                                  in column (a)
--------------------  ----------------------------------------------------------
                           (a)                   (b)                   (c)
--------------------------------------------------------------------------------

Equity compensation
plans approved
by security holders        -0-                   -0-                   -0-
--------------------------------------------------------------------------------

Equity compensation
plans not
approved by security
holders                 2,484,999               $0.16                  -0-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                   2,848,999               $0.16                  -0-
--------------------------------------------------------------------------------


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS


The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included herein, and the consolidated financial statements included in its 2004 Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB which include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our potential risks and uncertainties include, among other things, such factors as: o continued historical lack of profitable operations; o working capital deficit; o the ongoing need to raise additional capital to fund operations and growth on a timely basis; o the success of the expansion into the Broadband integration business, and the ability to provide adequate working capital on a timely basis required for this expansion, and dependence thereon; o most of Juniper's revenue is derived from few customers. o the success of the expansion into the film related business, and the ability to provide adequate working capital required for growth and dependence therein; o the ability to develop long-lasting relationships with our customers and attract new customers; o the competitive environment within the industries in which we operate, o the ability to attract and retain qualified personnel, particularly our CEO o the effect on our financial condition of delays in payments received from third parties; o the ability to manage a new business with limited management; o rapid technological changes; o economic conditions; o other factors set forth in our other filings with the Securities and Exchange Commission.

OVERVIEW

Our business is composed of two segments (1) technology and (2) entertainment services.

Our technology operations are conducted through our indirect wholly owned subsidiary, Juniper Services, Inc. Juniper Services Inc. primary business focus is on installing, integrating and supporting broadband internet connections to businesses and facilities under contracts with cellular companies, DSL, cable and wireless providers by providing digital carriers, high speed internet data, VoIP telephony, engineering services, post-installation network integration, networking and security services for business broadband users, infrastructure design, and construction, MDF/IDF and Head-End build out, multi dwelling pre-wire and post-wire construction.

Juniper concentrates its operations in four market segments serving broadband customers:

-        Broadband internet access
-        DSL (Digital Subscriber Lines) broadband internet access
-        Wireless broadband internet access
-        Backup and redundant Powering

The US broadband market reached an important inflection point in late 2004 and early 2005 when the number of broadband Internet users overtook dial-up users for the first time. eMarketer estimates that there are now over 105 million broadband users in the U.S. This will rise to over 124 million in 2006 and will exceed 157 million in 2008.

Rising broadband penetration is contributing to e-commerce growth, helping transform the Web into a truly multimedia environment and making new Internet services such as VoIP telephony a reality. The implications and opportunities for online advertising and marketing are extensive.

The major attractions for broadband customers of broadband access to the Internet is the "always on" and the high-speed performance of broadband access. Recently, the addition of Voice over IP, "VoIP" and other new services offered by broadband service providers has further increased the market demand for broadband connectivity. These new offerings have also increased the average per-customer and per-install revenues derived from broadband customers. The result of this dramatic growth has been to create a shortage of high quality broadband integration service contractors in the industry.

Broadband Technology Service

We can be best described as the company making "the last connection" to install broadband infrastructure service in facilities and businesses.

Our emphasis on broadband and the Internet, focuses particular attention on providing services to leading Internet broadband equipment manufacturers and broadband service providers; specifically cable, DSL, and wireless companies. As music distribution, video streaming, online gaming, photo file sharing, internet telephony, home and personal electronics integration and other new broadband offerings continue to expand and become widespread the demand for our services, helping companies connect facilities and business customers to the Internet using high speed broadband connections, will grow.

The following is a list of our current clients:

o        Time-Warner,
o        Cox Communications,
o        Comcast in the Cable  market, and
o        Motorola in the wirless market.

Our opportunity to exploit the new infrastructure integration and wireless voice data transfer services as well as the company's demand for our services and to take advantage of future wireless opportunities are limited by a number of factors:

- These include its ability to financially support and to finance continuing growth and fund technician recruitment, training and payroll, as well as the financing of operating cash flow requirements from expansion of its high quality technician services companies in order to meet the demand for its services. This will require additional financing.

- To maximize capital availability for potential new services, we evaluate opportunities for services to its customers based on the capital investment requirements, the potential gross profit margin, and the customer's payment practices.

- Although we focus on accelerating collections, and thereby reducing outstanding receivables and helping cash flow, we continue to evaluate new business opportunities with respect to their receivables payment practices. Accounts receivable payment commitments and gross profit margins rank high on our evaluation criteria for its new business opportunities.

RESULTS OF OPERATIONS

Fiscal Year 2004 vs Fiscal Year 2003

Our revenues, which was all in entertainment and technology services segment, increased to $1,329,000 in 2004 from $1,182,000 in 2003, representing a 12.5%
increase. Revenue in this segment was mainly attributed to the growth of the Juniper business, as the business recorded $1,305,000 of its 2004 revenue as compared to $1,167,000 in 2003, or a 12% increase. This increase resulted from the continued growth in Cablevision-Suffolk, Nassau and Brooklyn sectors of Juniper's revenue. We are currently utilizing our resources to build the technology portion of our business, and have not devoted resources toward the promotion and solicitation of its film licenses for the past several years. However, we have, on a limited basis, continued looking for outside salesmen to help market and merchandise the films to newly evolving markets as well as existing markets that are not currently under license. Certain of our films that generated revenue when the contracts were signed are still under license and are currently being aired by the licensees. However, in 2004, Pictures generated $15,000 of revenue.

1n 2004, we increased our gross profit to $263,000 from a negative $184,000 in 2003, a 19.5% gross profit in 2004 from a negative 15.5% in 2003. Gross Margins technology services were increased by more than 35% this year, as revenues from this segment increased by $147,000 and operating costs decreased by nearly $300,000. These increases in operating income resulted from improved compensation and incentive programs, workload management and technician scheduling, which yielded increased productivity, and from reduced costs of vehicles, insurance costs, telecommunications, tools and test equipment, which were partially offset by increased fuel prices.

The entertainment and technology segment recognized operating costs of $1,066,000 in 2004, compared to $1,350,000 in 2003, a 21.9% decrease. This decrease is primarily the result of the growth of broadband services business during this last year and the successful development of the broadband connectivity business.

Selling, general and administrative expenses decreased to $2,251,000 in 2004 from $2,374,000 in 2003, a 5.2% decrease. Of the $2,251,000 selling, general and administrative expenses for 2004, approximately $1,258,000 or 56% was attributed to the operation of JCOM, compared to $864,000 or 36% in 2003. The increase in JCOM of $394,000 in 2004 from 2003, is primarily attributed to an increase in salary and employee benefits of $189,000, legal costs of $30,000, workers compensation and liability insurance costs of $116,000, depreciation expense of $60,000 and losses and damages of $90,000 offset by decreases in consulting fees of $13,000, rent expense of $8,000, auto expense of $17,000, bank and interest costs of $19,000 and amortization expense of $8,000.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2004, we had a working capital deficit of ($1,144,000), compared to a working capital deficit of ($1,422,000) at December 31, 2003. The ratio of current assets to current liabilities was 0.25:1 at December 31, 2004 and 0.16:1 at December 31, 2003. Cash flow used for operations during 2004 was ($1,270,000), compared to cash flow used for operations during 2003 of ($1,321,000). Our operations in 2004 were funded primarily by Convertible Debentures of $1,335,000. We have incurred losses in the last several years and have funded our operations primarily from the sale of securities in private transactions.

We have invested all of our resources in 2004 in capital purchases and providing working capital for Juniper to cover the costs of insurance, vehicles, equipment, working gear, training facilities, personnel and related costs. Juniper also continued refining its cable services business model, reducing its costs for vehicles, facilities, phones, personnel and administration, and it has made substantial progress towards improving the profitability, performance and scalability of its service business.

We have invested in the expansion of our executives and management capabilities, and incurred recruitment and initial expenses of adding personnel to our management team. During 2004 we also invested our resources in the business planning for participation in the implementation of Wireless Broadband Services, especially in the attractive field of Wireless Antenna and Tower surveys and installations. We have signed a Professional Services Agreement with Motorola and was appointed as an exclusive Motorola-Canopy Provider for Installations and Services contracted nationwide by Canopy's direct sales organization, which is focusing on major telecommunications companies.

Juniper supported several pilot programs in Kansas and North Carolina performing site surveys and tower installations for Motorola Canopy's project with Sprint. These initial services were highly successful and Motorola anticipated a major rollout of Canopy systems in many Sprint territories in 2005, which will be installed by Juniper.

We have no material commitments for capital expenditures or the acquisition of films. If cash flow permits however, we plan to enhance our information and telecommunications system capabilities to more efficiently and effectively provide for Juniper Services.

During 2004, we did not have sufficient cash to pay for the cost of our operations or to pay our current debt obligations. We have raised approximately $1,335,000 for working capital, for capital purchases and for the payment of debt through the sale of unregistered securities (convertible debentures, notes payable and common stock). Among the obligations that we have not had sufficient cash to pay are our payroll obligations. Certain employees have agreed, from time to time, to receive our common stock in lieu of cash. In these instances we have determined the number of shares to be issued to employees based upon the unpaid net pay and the current market price of the stock. Additionally, we have registered these shares so that the employees can immediately sell their stock in the open market. A plan of payment for the past due payroll taxes is currently being negotiated. During the first quarter of 2005, approximately $31,000 was paid for past due payroll taxes, which are reflected in our current liabilities on the Balance Sheet at December 31, 2004. These funds originated from the operations of JCOM.

We have suffered recurring losses from operations which raised substantial doubt about our ability to continue as a going concern. We believe that we will need additional financing to meet our operating cash requirements for the current level of operations during the next twelve months and will require additional capital in order to complete our planned expansion. We have developed a plan to reduce our liabilities and improve cash flow through expanding operations. We have implemented this program throughout our executive, management, administrative and operational groups. During the first quarter 2005, Juniper has taken advantage of the slowed pace of broadband installations by redirecting its objectives to adjust for new opportunities in the broadband industry and by restructuring its direct and overhead expenses. Juniper has instituted a series of operational refinements, which are aimed at increasing its gross margins from both its cable and wireless implementation services. Juniper has reorganized its staffing model for more efficient use of its field personnel. It has adjusted its mix of fixed and variable costs to assure that its operational expenses more closely match customer workflow demands.

Juniper has created compensation incentive programs for both technical and management personnel focused on performance and productivity. Additionally, part of our plan includes raising additional funds either through issuance of debt or equity. From January 1, 2005 through April 6, 2005, we raised approximately $177,000, through offerings under private placements or convertible debentures. We intend to raise the necessary funds we may require for the remainder of 2005 through public or private sales of securities. If we are unable to fund our cash flow needs, we may reduce or stop planned expansion, or scale back operations.

We currently do not have any lines of credit.

During 2004 and 2003, we focused our resources on the growth of Juniper business, which during that time was the most efficient and cost-effective strategy for us to maximize revenue.

As of December 31, 2004, we had $135,000 principal amount of capitalized leases payable and $1,710,000 of notes payable outstanding. Our capital leases and notes accrue interest at rates ranging from 9% to 24% per annum, and mature at varying dates, through 2008.

Nine Months Ended September 30, 2005 vs. Nine Months Ended September 30, 2004

The technology and entertainment segment recognized revenue of approximately $381,000 in the nine months of 2005, compared to approximately $921,000 in the nine months of 2004. Revenue in this segment was predominantly attributable to the technology subsidiaries. The decrease in revenue was due to the elimination of one of JCOM's services to its largest customer Cablevision. With the discontinuation of JCOM's Cablevision business due to collection difficulties, our revenue in the third quarter 2005 was primarily from Juniper's infrastructure integration services.

Similarly, Juniper is seeing an upsurge in the demand for cable and infrastructure integration services and has entered into agreements with Time Warner and Cox Communication. We will continue to seek a diversified balance in our business base among the various competing segments of the rapidly expanding broadband marketplace, including cable, DSL, wireless and broadband vendor segments. We will continue to evaluate potential opportunities in terms of the available funding for capital investments required, cash flow requirements of the opportunity, and the margins achievable.

The technology and entertainment segment incurred operating costs of $303,000 (80% of revenue) in the nine months of 2005, compared to approximately $803,000 (87% of revenue) in the nine months of 2004, which was all attributable to the technology service business. This decrease is the result of the elimination of services to Cablevision.

During the nine months ended September 30, 2005, JCOM discontinued maintaining its fleet of vehicles management and staff installers that were primarily used for JCOM's service work for Cablevision, which has been discontinued (see Overview above), to meet Juniper's increasing workload. We changed our business model entirely with Juniper in utilizing subcontractors. As a result of returning vehicles to leasing companies and other equipment to Cablevision, JCOM recorded a loss of approximately $234,000.

Selling, general and administrative expenses decreased from approximately $1,449,000 in the nine months of 2004 to approximately $1,317,000 in the nine months of 2005, a 9% decrease. This decrease was primarily the result of a decrease in salaries and commissions of approximately $132,000 and a decrease in depreciation expense of approximately $41,000, offset by an increase in bad debt expense of approximately $97,000. Included in total selling, general and administrative expenses were the following non-cash expenses: salary and consulting fees of approximately $291,000 paid with common stock, various other current-period expenses paid with common stock of approximately $15,000, depreciation and amortization of approximately $95,000 for a total of $401,000 or 30% of the total selling, general and administrative expense.

Additional non-cash expenses include a debt conversion expense of $642,000; write down of film library of approximately $168,000 and loss of disposition of fixed assets of approximately $171,000.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2005, we had a working capital deficit of ($1,174,000), compared to a working capital deficit of ($1,144,000) at December 31, 2004. The ratio of current assets to current liabilities was 0.17:1 at September 30, 2005 and 0.25:1 at December 31, 2004. Cash flow used for operations during the nine months of 2005 was $601,000, compared to cash flow used for operations during the nine months of 2004 of $1,073,000.

Our operations during the third quarter of 2005 were funded by loans and the sale of convertible debentures totaling approximately $346,000.

We have incurred losses in the last several years and have funded its operations primarily from the sale of securities in private transactions. We will plan to grow Juniper's core broadband service business and to invest the predominant portion of available resources in the effort. Subject to our ability to continue to fund its operations from the sales of securities in private transactions, we will begin to increase its broadband services.

Our discontinuance of JCOM's services to Cablevision due to its difficulty in collecting its balances owed by Cablevision during the first quarter of 2005, and deployed its efforts through Juniper to pursue its new core business model developed with the assistance of its investment bankers. We are seeking to arrange additional capital financing to support these new Broadband service opportunities. There can be no assurances that we will successfully arrange this additional financing or that the anticipated additional business opportunities will be successfully implemented or supported.

In August 2005, our investment banker, in connection with our receipt of $300,000 from a single accredited investor, committed to raise an additional $300,000 for us. These funds were to be used to execute the business plan which we had developed over a period of several months with the assistance of the investment banker. We then expended the first portion of the $300,000 in accordance with our business plan. In so doing, we met all of our revenue and earnings targets under the agreed-upon business plan. The investment banker, however, only provided us with an additional $25,000. The failure to secure additional funds has materially and adversely affected our business operations. Specifically, we have had to discontinue our operations in Memphis with Time Warner, and our operations in Detroit with Comcast. Also, we have missed a significant opportunity with Cox Communications in the New Orleans market. We are hopeful that we can repair any damage caused to its credibility and relationship with these major MSO's by reason of discontinuing those operations. The operations that were discontinued were generating approximately 30% gross profit margins prior to our cessation of operations in those markets due to lack of funding. We intend to seek the funds it requires for its operations from other sources but there can be no assurances given that we will be successful in our efforts.

We are seeking to increase our core business base in providing services that have higher margins, such as those for wireless, DSL and infrastructure integrated service providers. With anticipated higher gross profits to be realized for Juniper's expanded services and projects, and the initiation of new wireless, construction and DSL services, we plan to improve the earnings from its services and will apply this additional cash to reducing liabilities. This will require the additional capital financing.

We believe that we will not have sufficient liquidity to meet our operating cash requirements for the current level of operations during the remainder of 2005. Our ability to continue as a going concern is dependent upon receiving additional funds on a timely basis either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. Although we may obtain external financing through the sale of our securities, there can be no assurance that such financing would be on terms acceptable to us. If we are unable to fund our cash flow needs, we will have to reduce or stop planned expansion or scale back operations and reduce our staff, which in turn would reduce our services.

On December 30, 2005, our subsidiary, Juniper Services Inc., entered into a binding letter of intent with New Wave Communications, Inc. providing for purchase by JSI of certain assets of New Wave, namely its fixed assets, accounts receivable, and cash in bank accounts. These assets relate to deployment, construction, and maintenance of wireless-communication towers and related equipment. We have agreed to pay New Wave $817,000 in cash and securities, which will be payable in installments, with the final payment occurring on the closing of the purchase, the closing is subject to various conditions, which include entry into a definitive asset purchase agreement receipt of audited financial statements of New Wave and our satisfactory completion of its due diligence investigation of New Wave. We paid New Wave $25,000 upon execution of the letter of intent and will be obligated to pay New Wave $100,000 once we have received audited Financial Statements in compliance with the executed Letter of Intent and have executed a definitive agreement, and an additional $100,000, ninety days from that date.

We currently do not have any bank line of credit.

Seasonality

We have found that the Broadband business slows down in December and continues into the early part of the first quarter of the year. This is offset by heavier demand in the March-November period.


Inflation

We believe that inflation has generally not had a material impact on our operations.

Backlog

None

Financing

To obtain funding for its ongoing operations we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in Callable Secured Convertible Notes and (ii) warrants to buy 1,000,000 shares of our common stock. These shares are the subject of our registration statement that is currently on file. Provided that the terms and conditions of the Securities Purchase Agreement are satisfied, the investors are obligated to provide us with an aggregate of $1,000,000 as follows:

        o $500,000 was disbursed on December 28, 2005; and

        o $500,000 will be disbursed following our registration statement being declared effective.

The Callable Secured Convertible Notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under their terms. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and registration rights.

We will still need additional investments in order to continue operations to cash flow break even. Additional investments, including $500,000 to be received under the Securities Purchase Agreement should our registration statement that we filed be declared effective, are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to reduce staff and curtail our operations.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis Of Presentation

The interim financial statements included have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, our management believes that the disclosures herein are adequate to make the information presented not misleading. The financial statements and notes should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2004 included in the Company's Form 10-KSB filed with the SEC.

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Summary of Significant Account Policies

Principles of Consolidation

The consolidated  financial statements include the accounts of all subsidiaries.
Intercompany  profits,   transactions  and  balances  have  been  eliminated  in
consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The estimated fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments.

The Company's debt (i.e. due to Producers, Notes Payable, Convertible Debentures and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis using market rates applicable at the effective date. If such debt were discounted based on current rates, the fair value of this debt would not be materially different from their carrying value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, are principally trade accounts receivable. Concentration of credit risk with respect to the technology services are primarily subject to the financial condition of, and continued relationship with, the subsidiary's largest customers.

Film Licenses

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments.

Producers retain a participation in the net profits from the sale of film rights; however, producers' share of net profits is earned only after payment to the producer exceeds the advanced payments of guaranteed minimum, where advanced minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long-term payments.

The Company maintains distribution rights to three films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.

Amortization of Intangibles

Amortization of film licenses is calculated under the film forecast method. Accordingly, licenses are amortized in the proportion that revenue recognized for the period bears to the estimated future revenue to be received. Estimated future revenue is reviewed annually and amortization rates are adjusted accordingly.

Goodwill represents the excess of the purchase price over the fair value of acquired companies. The Company assesses long-lived assets for impairment. Goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Intangible assets at September 30, 2005 consist of goodwill and film licenses. Goodwill and intangible assets with indefinite lives are not amortized but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have an indefinite life are amortized over their useful lives. The fair value of the subsidiaries for which the Company has recorded goodwill is tested for impairment after the third quarter. Pursuant to the valuation, and in management's judgment, the carrying amount of goodwill reflects the amount the Company would reasonably expect to pay an unrelated party.

Carrying Values of Long-lived Assets

The Company evaluates the carrying values of its long-lived assets to be held and used in the business by reviewing undiscounted cash flows. Such evaluations are performed whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the projected undiscounted cash flows over the remaining lives of the related assets does not exceed the carrying values of the assets, the carrying values are adjusted for the differences between the fair values and the carrying values.

Property and Equipment

Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives.

When property and equipment are retired, sold, or otherwise disposed of, the assets carry amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Recognition of Revenue

The Company follows the guidance in the Securities and Exchange Commission's Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured.

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.

Operating Costs

Operating costs include costs directly associated with earning revenue and include, among other expenses, salary or fees and travel expenses of the individuals performing the services, and sales commissions. Additionally, for film licensing agreements, operating costs include producers' royalties and film amortization using the film forecast method is included in operating costs.

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company recognized no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS 123) which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 11 - Incentive Compensation Plans for pro forma disclosures required by SFAS 123 plus additional information on the Company's stock options.

In December 2004, the Financial Accounting Standards Board issued a revision of SFAS 123, Accounting for Stock-Based Compensation, Statement No. 123R. Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. Statement No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The Company will be required to apply the provisions of Statement No. 123R beginning with its fiscal quarter commencing on January 1, 2006, and therefore the Statement had no impact to the consolidated financial statements for the year ended December 31, 2005. The Company has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

Net Income Per Common Share

The provisions of SFAS No. 128 "Earnings per Share," which require the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2005 and 2004, net income per common share and net income per common share-assuming dilution are equal.

New Accounting Pronouncement

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised in December 2003. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The provisions of this statement are not applicable to the Company and therefore have not been adopted.

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments an Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively, the provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 establishes standards for classification and measurements in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instrument entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

                                    BUSINESS
General

Our business is composed of two segments: 1) technology services and 2) entertainment. Our subsidiaries operate their businesses from our principal offices.

1. Technology Services: Our technology operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc., and

2. Entertainment: Our entertainment operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc.

Technology Services:

Broadband and wireless voice and data transfer services

Our broadband and wireless voice and data transfer services are conducted through our indirect wholly owned subsidiary, Juniper Services, Inc. Through this subsidiary we provide wireless services on a national basis under a new management and new staff. The focus has been on the expansion of our integration and support of broadband connectivity in residential and business environments under local, regional and nationwide contracts with wireless and voice data carrier service providers and equipment vendors.

The continuing expansion of broadband based technology continues at a rapid pace, which we plan will continue to provide a significant market for our services. New applications and innovative services for users with broadband connections to the Internet for information and entertainment services are rapidly being introduced. Increased applications of carrier services have expanded new service offered to include a broader variety of data transfer, such as VOIP, streaming video, high speed internet data, gaming, music downloading, social networking, wireless broadband access and service level upgrades for faster broadband connections are all driving the need for greater bandwidth.

Leading broadband and wireless voice and data transfer carrier service that providers access to the internet continue to increase their investments in technology in order to offer upgrades, as well as new services to their existing customers and to the millions of new users. We believe that the investment required in the implementation of service expansions will continue to motivate service providers to focus on their core competencies and services and to outsource many aspects of their business, including installation and customer support services, which is the market for our services.

We believe that this trend for outsourcing in the deployment and support for Broadband customer services will continue to strengthen as the industry matures. As the economic environment continues its improvement of the past year, we believe that our prospects for the expansion of our Broadband technology business is good. We believe that infrastructure build-out, technology introduction, new applications and broadband deployment, integration and support will continue to be outsourced to qualified service providers such as us.

Our opportunity to exploit the new infrastructure integration services as well as the cable company's demand for its services and to take advantage of future cable, DSL and wireless opportunities are limited by a number of factors:

o These include our ability to financially support new contracts and to finance continuing growth and fund technician recruitment, training and payroll, as well as the financing of operating cash flow requirements from expansion of its high quality technician services for cable companies in order to meet the demand for its services. This will require additional financing on a timely basis expected to be received from the current offerings.

o To maximize capital availability for potential new services, we evaluate opportunities for services to our customers based on the capital investment requirements, the potential profit margin, and the customer's payment practices.

o Although we focus on accelerating collections, and thereby reducing outstanding receivables and helping cash flow, we continue to evaluate new business opportunities with respect to our receivables payment commitments and gross profit margins rank high on our evaluation criteria for its new business opportunities.

Competition

Services for Broadband infrastructure deployment have been provided by a mix of in-house service organizations and outsourced support providers. Most cable, satellite and wireless service providers use a mix of both as sources to satisfy their customer requirements. Most contracted Broadband installations still remain in the hands of small independent contractors.

We continue to believe that the present state of this fragmented industry will continue to change as smaller companies become acquired by larger companies. 180 Connect, Mastec, Groupwave, Prince Telecommunications, Perfect Wireless and Deerfield Communications are examples of large with greater resources than us, both in the regional and national market place.

We believe that the opportunity continues for significant growth in this market. While we believe that substantial growth through consolidation of smaller competitors is a significant opportunity for us, the greater financial resources of our larger competitors gives them an advantage in capitalizing on this opportunity.

                                    EMPLOYEES

As of February 8, 2006, we employed 7 full-time employees and 3 part-time employees and independent contractors. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

                            DESCRIPTION OF PROPERTIES

Our offices are located at 111 Great Neck Road, Suite 604, Great Neck, New York 11021. This property consists of 2,105 square feet of offices and is subleased from Entertainment Financing Inc., an entity 100% owned by our Chief Executive Officer, currently at approximately $6,000 per month. Entertainment Financing's lease and our sub-lease on this space expire on May 31, 2007. Entertainment Financing has agreed that for the term of the sub-lease, the rent paid to it will be substantially the same rent that it pays under its master lease to the landlord.

                                LEGAL PROCEEDINGS

In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

In September 2001, we issued 150,000 shares of our common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. We have pursued collection and has obtained a judgment in New York. Further, we filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, we agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, we agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing us is a member of our board of directors.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of February 8, 2006 are as follows:

--------------------------------------------------------------------------------
Names                     Ages          Position
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Vlado P.  Hreljanovic      58         Chairman of the Board, Chief Executive
                                      Officer,President and Chief Financial
                                      Officer
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Barry S. Huston            59         Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Peter W. Feldman           61         Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
James A. Calderhead        41         President of Juniper Services, Inc.
--------------------------------------------------------------------------------

Vlado P. Hreljanovic - The President, Chief Executive Officer, President and Chairman of the Board since 1987. Upon graduation from Fordham University, he joined KPMG (formerly Peat Marwick Mitchell & Co.) as an accountant. Mr. Hreljanovic is and has been the sole shareholder, officer and director of Entertainment Financing, Inc., which has no business other than acting as lessee of our executive offices in Great Neck, New York, and the sub-lessor of such premises to us.

Barry S. Huston - On October 31, 2000, Barry S. Huston was elected to the Board of Directors to fill one of the vacancies on the Board. Mr. Huston is a practicing attorney and the senior partner of Huston & Schuller, P.C, a New York law firm with offices in Manhattan and East Hills, Long Island. He is a member of the New York Bar and the Federal Courts in New York, the United States Tax Court and the Supreme Court of the United States. Mr. Huston holds a B.A. degree from Queens College of the City University of New York in 1969, and a J.D. from Brooklyn Law School in 1972. Mr. Huston specializes in complex civil and corporate litigation, including healthcare and professional liability, product liability, toxic and environmental torts, and labor law and construction litigation. He is also a member of numerous national and local law associations.

Peter W. Feldman - Peter W. Feldman was elected to our Board of Directors in April 2003. Mr. Feldman is actively involved in physician practice management and consulting services for physician based business in the state of Florida. Mr. Feldman has been the Managing Director of a Kentucky Fried Chicken franchise since 1972. He was a Director and officer of Labels For Less, a discount women's clothing chain, from 1975 through 1990. Additionally, Mr. Feldman was Chief Financial Officer and Administrator of Morris Industrial Builders, a real estate developer, from 1985 through 1991. Mr. Feldman has been the principal of International Food and Development, Inc., a company that develops and operates restaurants throughout the Caribbean.

James A. Calderhead - James Calderhead joined Juniper in February 2005 to head up Juniper. He brings us over 20 Years of experience in telecommunications. Mr. Calderhead is expert in Cable voice, video and data services and in developing and executing business plans. Mr. Calderhead has previously directed the deployment of operating support systems and software to support major new customer opportunities.

Before joining Juniper, Mr. Calderhead was previously employed at 180 Connect as a Regional Operations Executive and as a Sr. Director of Operations. He managed all technical staff supporting cable services accounts, increasing personnel from 300 to 800 in one year. He achieved organic growth to $10 million while focused on profitability and customer satisfaction. Mr. Calderhead acquired large company operations and integrated them successfully, and initiated the company's market entry as an Integrated Communications Provider by launching new services. He also facilitated streamlining processes and procedures to improve operations and standardized reporting and implemented improved practices and procedures in parallel in all company territories nationwide. Mr. Calderhead changed the overall culture of the employee base and assisted in successful public offering of 180 connect.

At Covad Communications, Mr. Calderhead was Director of Network Engineering where he was primarily responsible for DSL infrastructure build-out. Under his direction Covad started with 7 locations where Covad equipment was installed in Telephone Company central offices and expanded these to 200 locations within 6 months. Covad eventually grew its infrastructure to 4,286 Central Offices servicing 12 million end users over three years.

Mr. Calderhead was also a National Director for International Fibercom, Inc., where he was responsible for managing the installation of fiber across the country. He directed consulting, engineering, maintenance and installation services pertaining to structured cabling for voice/data/video, network design & implementation as well as performing marketing services. As a project manager he led teams of communications technicians installing the communications networks for national projects for HCA, Bright Horizons and Gambro.

Mr. Calderhead is a graduate of Albany Technical College where he received a Bachelor of Science degree.

Executive Officers

Vlado P. Hreljanovic and James A. Calderhead have employment contract with us, but our remaining officers and employees serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Board Committees

Our Board of Directors has a standing audit and compensation committee, each consisting of one member, which is our independent member of the Board of Directors. Our Board of Directors has no standing nominating committee. The function of the nominating committees is currently performed by the entire Board of Directors, of which one is independent.

Since the Board of Directors currently consists of three members, it does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. The Board of Directors does not currently have a formal director nomination process. The Board of Directors will consider director candidates nominated by security holders. Security holders should submit any recommendations to the Board of Directors by mailing such recommendations to the Board of Directors at our offices. The Board of Directors has not yet received recommendations for director nominees for director from security holders, has no minimum specific requirements as to a nominee, and does not have any specific process for identifying nominees, but the Board of Directors does not believe that it would evaluate a security holder nominee any differently than it would evaluate a nominee not nominated by a security holder.

The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

The Board of Directors recommends that each of its members attends our annual meeting. The current members of the Board of Directors were not members of the Board of Directors last year, and, to the knowledge of the Board of Directors, we did not have an annual meeting last year.

Director Compensation

Non-employee directors receive $500 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable out of pocket expenses incurred in connection with the attendance of meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation of our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal yeaR for services provided to us and our subsidiaries in 2005, 2004 and 2003.



                           Summary Compensation Table

All amounts below are restated, if applicable, to give effect to the June 5, 2003, 1 for 8 reverse stock split.




                                                                                  Long Term Compensation
-                                                                     ----------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                           Annual Compensation                            Awards                           Payouts
---------------------- ---------------------------------------------- ------------------------------ ---------------------------
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------

                                                                                         Securities
                                                            Other      Restricted         Under-
                                                            Annual       Stock            Lying        LTIP        All Other
    Name and                     Salary          Bonus      Award(s)   Compensation       Options/     Payouts     Compensation
    Principle          Year       ($)             ($)        ($)          ($)              SARs (#)     ($)           ($)
    Position
---------------------- -------- ------------   ---------- ------------- ---------------- ------------- --------- -----------------
---------------------- -------- ------------   ---------- ------------- ---------------- ------------- --------- -----------------
Vlado P. Hreljanovic,   2005     156,797(1)         0          0            --              --          --        45,452(2)
---------------------   2004    92,975((3))         0          0            --          500,000(4)      --        52,233(5)
Chief Executive         2003      67,836(6)         0          0            --          250,000(7)      --        53,871(8)
Officer
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------
James A. Calderhead     2005    121,538((9))        0          0            --         300,000((10)     --      13,270((1)(4))
President, Juniper
Services
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------



(1),Throughout 2005, Mr. Hreljanovic received 786,464 shares as payment of net salary of $62,288 for a gross salary of $99,030 and has accrued and not paid a net salary of $39,291 for a gross of $57,767. (2) Other compensation for Mr.Hreljanovic in 2005 was primarily comprised of automobile lease payments and insurance of $25,290 and health and life insurance of $20,162. (3)Throughout 2004, Mr. Hreljanovic received 155,464 shares as payment of net salary of $58,143.48 from a gross salary of $92,975. (4)In 2004, Mr. Hreljanovic received options to purchase 500,000 shares of our common stock at an exercise price of $.21 per share as consideration for his efforts to develop JCOM. These options had provision for cashless conversion. As of April 6, 2005, the options were unexercised. (5)Other compensation for Mr. Hreljanovic in 2004 was primarily comprised of automobile lease payments and insurance of $25,290 and health and life insurance of $26,943. (6)Throughout 2003, Mr. Hreljanovic received 46,518 shares of our common stock as payment of net salary of $62,636 from a gross salary of $67,836. (7)In 2003, Mr. Hreljanovic received options to purchase 250,000 shares of our common stock at an exercise price of $0.32 per share as consideration for his efforts to develop JCOM. These options had provisions for cashless conversion, and during 2004, these options were exercised. (8)Other compensation for Mr. Hreljanovic in 2003 was primarily comprised of automobile lease payments and insurance of $24,222 and health and life insurance of $29,649. (9) For the year ended December 31, 2005, Mr. Calderhead received as payment of net salary of $94,154 for a gross salary of $121,538. (10) In 2005, Mr. Calderhead received option to purchase 300,000 shares of our common stock at exercise price of $0.31 per share subject to the Company achieving a cumulative gross revenue of $18,750,000 bought by and generated through Mr. Calderhead's direct efforts within the first twenty four (24) months and maintaining a 10% EBITDA. (11) Other compensation for Mr. Calderhead for year ended December 31, 2005 was primarily comprised of automobile reimbursement payments of $4,800 and healthcare insurance of $8,470.

       Aggregate Option Exercises in Last Fiscal Year and Year-end Options

                                                   Number of
                                                   Securities     Value of
                                                   Underlying     Unexercised
                                                   Unexercised    In-the-Money
                             Shares (1)            Options at     Options at
                             Acquired              Year-end (#)   Year-end ($)
                                On         Value   Exercisable/   Exercisable/
Name and Principal Position  Exercise    Realized  Unexercisable  Unexercisable
---------------------------  --------    --------  -------------  ------------
Vlado P. Hreljanovic            -        $   -       500,000/0     $ - /$ -
Chairman of the Board and
Chief Executive Officer (2)

Barry Huston                    -        $   -       150,000/0     $ - /$ -
Director

Peter W. Feldman                -        $   -       100,000/0     $ - /$ -
Director

James A . Calderhead            -        $   -       300,000/0     $ - /$ -
President

(1) In 2004, Mr. Hreljanovic, Mr. Huston and Mr. Feldman received options to purchase 500,000, 150,000 and 100,000 shares of common stock, respectively, at the exercise price of $0.21 per share for Mr. Hreljanovic, and $0.19 for Mr. Huston and Mr. Feldman, as additional compensation as a member of the Board of Directors. At December 31, 2004, options belonging to Mr. Hreljanovic, Mr. Huston and Mr. Feldman of 500,000, 150,000 and 100,000, respectively, were unexercised.

In 2005, Mr. Calderhead received options to purchase 300,000 shares of common stock at the exercise price of $0.31 per share. At September 30, 2005, options belonging to Mr. Calderheach of 300,000 were unexercised.

Employment Agreements with Executive Officers

Mr. Hreljanovic has an Employment Agreement with us which expired on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary and has been extended for an additional two years expiring on April 1, 2007 adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's salary in 2005 was scheduled to be approximately $214,564. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company's common stock as consideration for services rendered to the Company. Due to a working capital deficit, we are unable to pay his entire salary in cash. Mr. Hreljanovic has agreed to forego $57,767 of his salary for 2005. Pursuant to his employment agreement and in our best interests, in lieu of cash, Mr. Hreljanovic agreed to accept the issuance of shares of our common stock as a part of the payment for the unpaid salary of 2005. In 2005, we issued 786,464 shares of common stock valued at $62,287 as payment of Mr. Hreljanovic's net salary. In 2004, we issued 155,464 shares of common stock valued at $58,145 as payment of Mr. Hreljanovic's net salary.

Under the terms of this employment agreement, our Chief Executive Officer is entitled to receive a cash bonus of a percentage of our pre-tax profits if our pre-tax profit exceeds $100,000.

Additionally, if the employment agreement is terminated early by us after a change in control (as defined by the agreement), the officer is entitled to a lump sum cash payment equal to approximately three times his base salary.

On February 7, 2005, we executed an employment agreement with Mr. Calderhead as President of Juniper's Technology Services business. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of our common stock at a price of $.31 per share. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

Stock Option Plans

In 2004, we adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow us to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in our continuing development and success. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholder).

At December 31, 2002, for all plans prior to the 2002 Plan, all options issued under the Plans were granted and either exercised or cancelled. During 2003, we issued stock awards for 22,164 shares of common stock under the 2002 Plan. Further with regard to the 2002 Plan, at December 31, 2004, 27,500 options remain unissued and available (see Options Granted in Note 8 - Shareholders' Equity).

With regard to the 2003 Equity Incentive Plan, at December 31, 2004, 1,450,168 shares were issued 49,832 shares remain unissued and available.

With regard to the 2004 Consultant Stock Plan, at December 31, 2004, 1,939,984 shares were issued 60,016 shares remain unissued and available.

                             OPTION/SAR GRANTS TABLE

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                          Number of
                          Securities     % of Total
                          Underlying     Options/SARS
                          Options/SARS   Granted to     Exercise on
                          Granted        Employees in   Base Price   Expiration
         Name                #           Fiscal Year    ($/Share)      Date
----------------------    ------------   -------------- -----------  ---------
James A. Calderhead
President/                 300,000(1)        100%         $0.31       2/7/10
Juniper Services Inc.

(1) These options are outstanding and exercisable at December 31, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid rent under a sublease during 2005 and 2004 to a company 100% owned by the President of the Company. The rents paid and terms under the sublease are the same as those under the affiliate's lease agreement with the landlord. Rent expense for the years ended December 31, 2004 and nine months ending September 30, 2005 was $80,200 and $62,200, respectively. Under the sublease, which terminates in 2007, the future minimum amount payable over the term of the lease is approximately $179,000.

We acquired distribution rights to two films from a company affiliated with our Chief Executive Officer, for a ten-year license period, which expires on June 5, 2008. We are obligated to pay such company producers' fees at the contract rate. Such payments will be charged against earnings. In 2004 and nine months ending September 30, 2005, no payments were made to such company and no revenue was recognized from such films.

Throughout 2005, our principal shareholder and officer made loans to, and payments on behalf of, us and received payments from us from time to time. The largest net balance due to the officer in 2005 was $11,700. The net outstanding balance due to the officer was $11,700 at September 30, 2005.

As part of salary, bonuses and other compensation, our President and Chief Executive Officer, was issued 786,464 shares of common stock, valued at $62,288 for the nine months ending September 30, 2005

During 2004 and the nine months ending September 30, 2005, legal services were performed by a firm in which Mr. Barry S. Huston, a member of our Board of Directors, is a Partner. Such services related to the collection and settlement of various of our receivables. For their services, Mr. Huston's firm receives compensation on a contingent basis (one third upon settlement). During 2004 $5,147 was paid to Mr. Huston's firm And for the nine months ending September 30, 2005 was $13,445.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 8, 2005 by:

        o each person known by us to be the beneficial owner of more than 5% of our Common Stock;
        o each of our directors;
        o each of our executive officers; and
        o our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.


                                Amount and Nature of
                                Beneficial Ownership       Percentage of Class
                                --------------------       -------------------
Vlado P. Hreljanovic
111 Great Neck Road
Suite 604
Great Neck, NY 11021                 2,837,214 (1)                 19.3%

Barry S. Huston
20 Melby Lane
East Hills, NY  11576                  201,957 (2)                  1.4%

Peter W. Feldman
111 Great Neck Road
Suite 604
Great Neck, NY 11021                   100,000 (3)                  0.7%

James A. Calderhead
5623 Main Street
Suite F                                300,000 (4)                  2.1%
Spring Hill, TN 37174

All current directors and
named officers as a group
(4 in all)                           3,439,171                     22.5%

(1) Includes 500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Hreljanovic under the 2003 Equity Incentive Plan. Includes an aggregate of 437,227 shares of Common Stock owned by Mr. Hreljanovic's children.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of options granted to Mr. Huston under the 2003 Equity Incentive Plan.

(3) Includes 100,000 shares of common stock issuable upon exercise of options granted to Mr. Feldman under the 2003 Equity Incentive Plan.

(4) Includes 300,000 shares of common stock issuable upon exercise of options granted to Mr. Calderhead under his employment agreement.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue up to 75,000,000 shares of common stock, par value $.001. As of February 8, 2006, there were 14,224,048 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o privately-negotiated transactions;
o short sales that are not violations of the laws and regulations of any state or the United States;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o through  the  writing of options on the  shares;
o a combination  of any such methods of sale;  and
o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer  must also  deliver,  prior to any  transaction  in a penny
stock,  a  disclosure   schedule  prescribed  by  the  Securities  and  Exchange
Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.




------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    64,069,412        227.96%       Up to         747,058 (2)      4.99%          --            --
(3)                                                   32,400,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         38,916,235        73.23%        Up to         747,058 (2)      4.99%          --            --
Partners, LLC (3)                                     19,680,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC      13,881,706        49.39%       Up to         747,058 (2)      4.99%          --            --
(3)                                                   7,020,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium          1,779,706         2.84%       Up to         747,058 (2)      4.99%          --            --
Capital Partners                                      900,000
II, LLC (3)                                           shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------


* This column represents an estimated number based on a conversion price as of a recent date of February 8, 2006 of $0.009, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Callable Secured Convertible Notes, if the Callable Secured Convertible Notes had actually been converted on February 8, 2006, the conversion price would have been $0.009.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Callable Secured Convertible Notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their Callable Secured Convertible Notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Callable Secured Convertible Notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. We sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and an additional $500,000 in callable secured convertible notes is expected to be sold following this registration statement being declared effective.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of February 8, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.017 and, therefore, the conversion price for the secured convertible notes was $0.009. Based on this conversion price, the $1,000,000 callable secured convertible notes, excluding interest, were convertible into 117,647,059 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Callable Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated December 28, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the Callable Secured Convertible Notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,000,000 of Callable Secured Convertible Notes on February 8, 2006, a conversion price of $0.0085 per share, the number of shares issuable upon conversion would be:

$1,000,000/$0.0085 =  117,647,059 shares

Our obligation to issue shares upon conversion of our Callable Secured Convertible Notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Callable Secured Convertible Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current conversion price, as of February 8, 2006 of $0.017.

                                            Number                  % of
% Below    Price Per      With  Discount    of  Shares           Outstanding
Market      Share            at 50%         Issuable                Stock
------     ---------      --------------    ----------          --------------

25%       $0.0128          $0.0064          156,862,745           91.69%
50%       $0.0085          $0.0043          235,294,118           94.30%
75%       $0.0043          $0.0021          470,588,235           97.07%


                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements of Juniper Group, Inc. as of December 31, 2004 and for the year then ended, have been included herein in reliance upon the report of Goldstein & Ganz, CPA's P.C., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Juniper Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS



                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----
For the Years Ended December 31, 2004 and 2003

Report of Independent Registered Public Accounting Firm.............  F-2

Consolidated Balance Sheets as of December 31, 2004 and 2003........  F-3

Consolidated Statements of Income for the years ended
December 31, 2004 and 2003..........................................  F-4

Consolidated Statements of Cash Flows for the years ended
December 31, 2004 and 2003..........................................  F-5

Consolidated Statements of Shareholders' Equity for the years ended December 31, 2004 and 2003....................................  F-6

Notes to Consolidated Financial Statements..........................  F-7


For the Period Ended September 30, 2005 and 2004

Consolidated Balance Sheets at September 30, 2005 (unaudited and December 31, 2004 (audited).....................................  F-29

Consolidated Statements of Income for the Three Month Period
ended September 30, 2005 and 2004(unaudited)........................  F-30

Consolidated Statements of Income for the Nine Months ended
September 30, 2005 and 2004(unaudited) .............................  F-31

Consolidated Statements of Cash Flows for the Nine Months Period
ended September 30, 2005 and 2004(unaudited)........................  F-32

Consolidated Statements of Shareholders' Equity for the Nine Months
Period ended September 30, 2005 unaudited)..........................  F-33



Notes to Consolidated Financial Statements..........................  F-34

             Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Juniper Group, Inc.

We have audited the accompanying consolidated balance sheets of Juniper Group, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Juniper Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         /s/GOLDSTEIN & GANZ, CPA's, P.C.


Great Neck, New York
April 18, 2005

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS
                                                             December 31,
       ASSETS                                              2004          2003
                                                           ----          ----
  Current Assets
  Cash ...........................................     $   26,942    $    2,103
  Accounts receivable - trade (net of allowance)..        177,154        87,125
  Prepaid expenses and other current assets.......        176,042       195,185
                                                       -----------   ----------
    Total current assets .........................        380,138       284,413
  Film licenses ..................................      2,314,843     2,424,782
  Property and equipment net of accumulated
    depreciation of $703,683 and $505,899
    respectively .................................        548,851       567,743
  Other investment................................        200,000       200,000
  Goodwill .......................................        209,106       209,106
  Other assets ...................................            -           5,176
                                                       -----------   ----------
                                                       $3,652,938    $3,691,220
                                                       ==========    ==========
       LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses..........      $1,045,350    $1,024,535
  Notes payable - current .......................         427,062       471,556
  Deferred revenue ..............................           7,250          -
  Due to officer ................................          37,283       203,820
  Due to shareholders............................           7,000         7,000
                                                       -----------   ----------
Total current liabilities........................       1,523,945     1,706,911
Notes payable - long term .......................       1,417,356       179,974
                                                       -----------   ----------
  Total liabilities .............................       2,941,301     1,886,885
                                                       -----------   ----------
Shareholders' Equity
 12% Non-voting convertible redeemable preferred
  stock: $.10 par value, 875,000 shares authorized,
  25,357 shares issued and outstanding at
  December 31, 2004 and December 31, 2003:
  aggregate liquidation preference, $50,714 at
  December 31, 2004 and December 31, 2003..........         2,536         2,536
 Common Stock - $.001 par value, 75,000,000 shares
  authorized, 9,558,534 and 4,579,749 issued and
  outstanding at December 31, 2004 and December
  31, 2003, respectively ........................           9,558         4,529
 Capital contributions in excess of par:
  Attributed to preferred stock .................          22,606        22,606
  Attributed to common stock ....................      20,960,671    19,871,331
 Retained earnings (deficit).....................     (20,201,206)  (17,998,054)
 Preferred stock dividend payable................          12,472         6,387
                                                       -----------   ----------
                                                          806,637     1,909,335
Less: Note for subscription receivable...........         (95,000)     (105,000)
                                                       ----------    ----------
Total shareholders' equity ......................         711,637     1,804,335
                                                       ----------    ----------
                                                       $3,652,938    $3,691,220
                                                       ==========    ==========
                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Year Ended December 31,
                                                     2004              2003
                                                  -----------       -----------
Revenues:
  Entertainment and Technology Services.......  $   1,329,054     $ 1,181,552
Operating Costs:
  Entertainment and Technology Services.......      1,065,748       1,365,120
                                                  -----------       -----------
Gross Profit                                          263,306        (183,568)

Selling, general and administrative expenses...     2,250,952       2,373,809
Revaluation of film licenses .................         94,939         115,877
Preferred stock dividend......................          6,086           6,086
Interest expense..............................        134,481          50,362
Loss on Tags..................................            -           264,669
                                                  ------------      -----------
                                                    2,486,458       2,810,803
                                                  ------------      -----------
Net (loss) before other income                     (2,223,152)     (2,994,371)
Other income
  Settlement income                                    20,000              -
                                                  ------------      -----------
Net (loss)....................................  $  (2,203,152)   $ (2,994,371)
                                                  ============      ===========

  Weighted average number of
    shares outstanding .......................      8,030,555       2,890,260
                                                 ============     ===========
Basic and diluted net (loss)
  per common share ...........................  $       (0.27)   $      (1.04)
                                                 ============     ===========
















                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Year Ended December 31,
                                                      2004           2003
                                                  -----------    -----------
Operating Activities:
Net (loss)                                        $(2,203,152)    $(2,994,371)
Adjustments to reconcile net cash provided by
  operating activities:
  Amortization of film licenses.................       15,000          15,000
  Depreciation and amortization expense.........      184,636         160,318
  Payment of officers' compensation with equity        55,143          62,636
  Payment of various expenses with equity.......      139,365         106,455
  Payment of compensation to employees and
    consultants with equity.....................      618,337         634,990
  Revaluation of film licenses .................       94,939         115,877
  Loss on disposition of assets.................        4,833           8,454
  Preferred Stock dividend declared                     6,085           3,043
Changes in other operating assets and liabilities:
  Accounts receivable...........................      (90,029)        107,257
  Prepaid and other current assets..............       29,474         472,815
  Other assets .................................        5,176          (2,144)
  Due to officers and shareholders .............     (166,537)        (16,819)
  Due from affiliates...........................         (331)             31
  Dividend payable..............................         -              1,522
  Accounts payable and accrued expenses ........       29,815           5,311
  Deferred revenue .............................        7,250            -
                                                  -----------     -----------
  Net cash (used for) operating activities......   (1,269,996)     (1,319,625)
                                                  -----------     -----------
Investing activities:
  Purchase of equipment and licenses...........       (94,522)       (240,135)
                                                  -----------     ------------
  Net cash (used for) investing activities.....       (94,522)       (240,135)
                                                  -----------     ------------
 Financing activities:
  Investment in and advances to Tags............         -            166,115
  Payment of borrowings ........................     (142,112)           -
  Proceeds from borrowings .....................    1,335,000         464,857
  Proceeds from private placements..............      196,469         924,002
                                                  -----------     ------------
  Net cash provided by financing activities.....    1,389,357       1,554,974
                                                  -----------     ------------
  Net increase (decrease) in cash ..............       24,839          (4,786)
  Cash at beginning of period ..................        2,103           6,889
                                                  -----------     ------------
  Cash at end of period ........................  $    26,942     $      2,103
                                                  ===========     ============



                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                Preferred Stock                    Common Stock
                              ---------------                -----------------------
                                               Capital                     Capital
                                             Contributions               Contributions    Retained
                               Par Value      in Excess      Par Value    in Excess       Earnings
                                at $.10        of Par        at $.001      of Par         Deficit
                               ---------     ----------      ---------   -----------      ----------
  December 31, 2002            $2,686         $23,943         $ 573      $17,680,057      $(15,003,683)
                               ---------     ----------      ---------   -----------      ------------


Shares issued as payment for:
  Various expenses......          -               -            273          106,182             -
  Compensation to
  officers..............          -               -             47           62,589             -
  Compensation to
  Employees and
  consultants...........          -               -          1,248          633,742             -
Various liabilities.....          -               -            317          174,678             -
Private placements......          -               -          1,833          922,169             -
Preferred stock exchanged
  for common stock......       (150)          (1,337)            1            1,486             -
Purchase of equipment and
  Licenses..............          -               -            237          290,428             -
Net (loss) for the year
 ended December 31, 2003          -               -              -               -          (2,994,371)
                             ------         --------        ------      -----------      ------------
  December 31, 2003           2,536           22,606         4,529       19,871,331        (17,998,054)
                             ------         --------        ------      ---------        ------------
Exercise of Options.....                                       168             (168)
Shares issued as payment for:
  Various expenses......          -              -             610          138,755             -
  Compensation to
   officers.............          -              -             155           54,988             -
  Compensation to
   employees and
   consultants..........          -             -            2,684          615,653             -
  Purchase of fixed assets        -             -              451           75,604
Private placements......          -             -              914          195,555             -
Various liabilities....           -             -               47            8,953             -
Net (loss) for the year
 ended December 31, 2004          -             -                -                -        (2,203,152)
                             ------         --------        ------      -----------      ------------
  December 31, 2004          $2,536          $22,606        $9,558      $20,960,671       $(20,201,206)
                             ======         ========        ======      ===========      ============

                 See Notes to Consolidated Financial Statements






                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

Description of Business

Juniper Group, Inc.'s (the "Company") principal businesses are composed of entertainment and technology services.

Entertainment  and  Technology   Services:   The  entertainment  and  technology
operations are conducted through three wholly owned subsidiaries of Juniper Entertainment, Inc., ("JEI") which is a wholly owned subsidiary of the Company.

The Company curtailed its efforts in the entertainment business to commit and focus its resources on the growth of the Technology Services, which the Company believes was the most efficient and cost effective strategy for the Company to maximize revenue. Accordingly, Juniper Pictures generated $15,000 of revenue in 2004 and $15,000 of revenue in 2003.

Entertainment and Technology Services:

a) Broadband Technology Services

Juniper Communications Inc. ("JCOM"), formerly known as Juniper Internet Communications, Inc. The Company's broadband technology business is conducted through this division.

JCOM's emphasis on broadband focuses on the provision of services to leading Broadband Internet Service Providers such as Cable companies, DSL, Satellite and Wireless services providers, and manufacturers of electronic equipment used by these providers.

JCOM's  ongoing  contractual   services  are  principally  provided  in  various
locations in and around the New York Metropolitan area, but it also supports wireless and DSL integration and installation projects nationwide.

JCOM provides broadband connections to homes subscribing to the Cable companies services and to businesses subscribing to DSL companies' Broadband services. JCOM's services are provided under subcontracts with the Cable companies and the DSL providers to provide these services. In addition, JCOM has contracted with Motorola to provide Wireless Broadband Antenna and subscriber installation services for equipment which Motorola sells to telecommunications companies. Specific services provided by JCOM, include systems integration, hardware and software installation, security software installation, email and browser application installation and end-user training orientation.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of Significant Accounting Policies (Continued)

b)  Technology Cabling Services

Juniper Services, Inc. ("JSI") was formed in June 2004 and began conducting business in February 2005, in the area of cabling and wiring required by commercial, governmental and residential customers as they adopt new technological capabilities in the broadband data, video and voice service.

Specific services provided by JSI include wiring, infrastructure design, engineering and construction, MDF/IDF and Head-End build-out, multi dwelling pre-wire and post wire construction, fiber optic systems implementation, testing and repair, and outside plant aerial, underground and hard-line work.

c) Entertainment

Juniper Pictures, Inc. ("Pictures") engages in the acquisition, exploitation and distribution of rights to films to the various media (i.e., DVD (domestic and international), satellite, home video, pay-per view, pay television, cable television, networks and independent syndicated television stations) in the domestic and foreign marketplace. Juniper Pictures, Inc. recognized $15,000 of revenue in 2004, and $15,000 of revenue in 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of all subsidiaries. Intercompany profits, transactions and balances have been eliminated in consolidation.

Use of Estimates in the  Preparation of Financial  Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The estimated fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments. The Company's debt (i.e. Due to Producers, Notes Payable and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis (see Note 7 and 8) using market rates applicable at the effective date. If such debt were discontinued based on current rates, the fair value of this debt would not be materially different than their carrying value.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

Financial instruments which potentially subject the Companny to significant Concentrations of credit risk are principally trade accounts receivable (See
Note 2).

Concentration of credit risk with respect to the entertainment and technology services segment are primarily subject to the financial condition of the segment's largest customer, Cablevision.

Film  Licenses

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments (See
Note 6).

Producers retain a participation in the profits from the sale of film rights, however, producers' share of profits is earned only after payment to the producer exceeds the guaranteed minimum, where minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long term payments.

The Company maintains distribution rights to three films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.

Amortization of Intangibles

          Amortization of film licenses is calculated under the film forecast method. Accordingly, licenses are amortized in the proportion that revenue recognized for the period bears to the estimated future revenue to be received. Estimated future revenue is reviewed annually and amortization rates are adjusted accordingly.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Goodwill represents the excess of the purchase price over the fair value of acquired companies. The Company assesses long-lived assets for impairment. Goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Intangible assets at December 31, 2004 consist of goodwill and film licenses. Goodwill and intangible assets with indefinite lives are not amortized but are reviewed annually for impairment, or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have an indefinite life are amortized over their useful lives. The fair value of the subsidiaries for which the Company has recorded goodwill is tested for impairment after the third quarter. Pursuant to the valuation, and in management's judgment, the carrying amount of goodwill reflects the amount the Company would reasonably expect to pay an unrelated party.

Carrying  Values of  Long-lived  Assets

The Company evaluates the carrying values of its long-lived assets to be held and used in the business by reviewing undiscounted cash flows. Such evaluations are performed whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the projected undiscounted cash flows over the remaining lives of the related assets does not exceed the carrying values of the assets, the carrying values are adjusted for the differences between the fair values and the carrying values.

Property and Equipment

Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives.

Recognition of Revenue

The Company follows the guidance in the Securities and Exchange Commission's Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured.

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.

Operating Costs

Operating costs include costs directly associated with earning revenue and include, among other expenses, salary or fees and travel expenses of the individuals performing the services, and sales commissions. Additionally, for film licensing agreements, operating costs include producers' royalties and film amortization using the film forecast method is included in operating costs.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company recognized no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS 123) which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 11 - Incentive Compensation Plans for pro forma disclosures required by SFAS 123 plus additional information on the Company's stock options.

In December 2004, the Financial Accounting Standards Board issued a revision of SFAS 123, Accounting for Stock-Based Compensation, Statement No. 123R. Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. Statement No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The Company will be required to apply the provisions of Statement No. 123R beginning with its fiscal quarter commencing on January 1, 2006, and therefore the Statement had no impact to the consolidated financial statements for the year ended December 31, 2005. The Company has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Recapitalization

Effective June 5, 2003, the Board of Directors authorized a reverse stock split of the Company's common shares at the rate of one share for each eight outstanding shares. Unless stated otherwise, all amounts from prior periods have been restated after giving effect to this one for eight reverse split.

Net Income Per Common Share

The provisions of SFAS No. 128 "Earnings per Share," which require the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2004 and 2003, net income per common share and net income per common share-assuming dilution are equal.

Reclassifications

Certain amounts in the 2003 financial statements were reclassified to conform to the 2004 presentation.

New Accounting Pronouncement

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised in December 2003. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The provisions of this statement are not applicable to the Company and therefore have not been adopted.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

NOTE 2 - Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $217,916 and $137,979 at December 31, 2004, and December 2003, respectively.

Property and Equipment

Depreciation expense for the year ending December 31, 2004 was $151,722. At December 31, 2004, property and equipment consisted of the following:

Vehicles                                    $  587,157
Equipment                                      401,197
Website                                        207,284
Leasehold improvements                          29,958
Furniture and fixtures                          26,938
                                            ----------
Total property and equipment                 1,252,534
Accumulated depreciation                       703,683
                                            ----------
Property and equipment, net                 $  548,851
                                            ==========

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Accounts Payable and Accrued Expenses At December 31, 2004 and 2003, respectively, the significant components of accounts payable and accrued expenses were:


                                       2004         2003
                                     --------     --------
Payroll taxes .........              $401,000     $323,000
Accrued payroll .......                13,000      144,000
Insurance .............                99,000      107,000
Legal Fees.............                95,000       65,000
Truck Maintenance  ....                67,000       39,000
                                     --------     --------
                                     $675,000     $678,000
                                     ========     ========

Other accruals relate to selling, general and administrative expenses incurred in the normal course of business.

Film Licenses

At December 31, 2004 and 2003, film licenses amounted to $2,314,843 and $2,424,782, respectively. These reflect the lower of the Company's original acquisition price less accumulated amortization (for the distribution rights to 77 film licenses and three manuscripts) or fair market value. Such accumulated amortization amounted to $405,481 and $390,480 at December 31, 2004 and 2003, respectively.

Initially, the Company is promoting its film library in the DVD (domestic and international), as well as domestic television markets. Secondarily, it will utilize representatives to attend film festivals and penetrate foreign markets, subject to the Company capital resources.

Based upon the Company's estimates of future revenue as of December 31, 2004, approximately 44% of the unamortized film licenses will be amortized during the three years ending December 31, 2007. Management expects that greater than 74% of the film licenses applicable to related television and films will be amortized by 2009.

The Company's policy is to amortize film licenses under the film forecast method. Additionally, in accordance with SFAS No. 121 (see Note 1), the Company assesses the value of other film licenses for impairment.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Film Licenses (Continued)

Based upon the forecast of future revenue anticipated from the sales of its films, the Company has determined it appropriate to write down the carrying amount of its film library by approximately $95,000 and $116,000 in 2004 and 2003, respectively.

Depending upon the Company's success in marketing and achieving its sales forecast, it is reasonably possible that the Company's estimate that it will recover the carrying amount of its film library from future operations, will change in the near term. As a result of this potential change, the carrying amount of the film library may be reduced materially in the near term.

NOTE 6 - Notes Payable

The composition of Notes Payable at December 31, 2004 and 2003, was as follows:

                                                          2004         2003
                                                       --------      ---------
7% Convertible Notes maturing in 2007                 $1,335,000     $    -
Capitalized vehicle leases, payable in monthly
 installments, bearing interest at varying rates
 from 9% to 24%, maturing in 2004 thru 2008              134,417      271,427
Demand notes payable within one year,
 bearing interest at varying rates from 9% to 15%        225,000      225,000
Commercial loan payable in monthly
 installments, bearing interest of 12%
 maturing in March 2004                                      -          5,103
18% Convertible Secured Promissory Notes                 150,000      150,000
                                                       ---------      ---------
                                                       1,844,417      651,530
Less current portion .........................           427,062      471,556
                                                       ---------      ---------
Long term portion ............................        $1,417,355    $ 179,974
                                                      ==========    =========

NOTE 7 - Producers' Minimum Guarantees and Participations

Obligations incurred in connection with the acquisition of film licenses, including minimum guarantees and producer's participations was $910, at December 31, 2003. The balance at December 31, 2003 was paid in 2004.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Equity

All shares and share prices have been adjusted for the one for eight reverse stock split effective June 5, 2003.

Throughout 2004 and 2003, the Company issued common stock through various private placements and the exercise of options. The prices at which the shares were negotiated and sold varied, depending upon the bid and ask prices of the Company's common stock quoted on the OTCBB stock exchange. In the aggregate, the Company received $196,469 and $924,002 for 913,959 and 1,832,977 shares of common stock in 2004 and 2003, respectively.

In September 2001, the Company issued 150,000 shares of its common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. The Company has pursued collection and has obtained a judgment in New York. Further, the Company filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, the Company agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, the Company agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing the Company is a member of the Company's board of directors.

In 2004 and 2003, the Company issued 2,838,649 and 1,295,720 shares of the Company's common stock to employees as compensation, valued at $673,480 and $697,626, respectively.

In connection with various expenses and payables for operating activities, the Company issued 657,668 and 591,591 shares valued at $148,365 and $281,450 in 2004 and 2003, respectively.

All shares issued in 2004 and 2003 for notes payable, indebtedness to producers and payables for operating expenses, were not registered and, as such, were restricted shares under the Securities Act of 1933, as amended.

Net (loss) per common share for 2004 and 2003 has been  computed by dividing net
(loss), after preferred stock dividend requirements of $6,085 and $6,085 in 2004 and 2003, respectively, by the weighted average number of common shares outstanding throughout the year of 8,030,555 and 2,890,260, respectively.

Stock-Based Compensation The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Equity (Continued)

Financial Accounting Statement No. 123 "Accounting for Stock Based Compensation" (FAS 123), which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 11 - Incentive Compensation Plans - pro forma disclosures required by FAS 123 plus additional information on the Company's stock options.

Options Granted

As of December 31, 2004, options outstanding and exercisable had a range of exercise prices from $0.19 to $2.08. Such options had a weighted average exercise price of $0.51, and a weighted average remaining contractual life of
4.1 years.

A summary of option transactions for the two years ended December 31, 2004, follows (2003 amounts have been restated for the 1 for 8 reverse stock split):

                                                             Weighted
                                                              average
                                         Options           option price

Outstanding at December 31, 2002         285,000                $0.40
Granted ........................         715,000                 0.35
Exercised ......................           -                       -
Returned/Expired................        (350,000)                0.41
                                       ---------           ----------
Outstanding at December 31, 2003         650,000                 0.34
Granted ........................       2,482,500                 0.46
Exercised ......................        (650,000)                0.34
Returned/Expired................            -                      -
                                       ---------          -----------
Outstanding at December 31, 2004       2,482,000                $0.46

Convertible Preferred Stock

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, December 1 in cash or common stock of the Company having an equivalent fair market value.

At December 31, 2004, 25,357 shares of the Preferred Stock were outstanding. During 2003, 1,500 shares of the Preferred Stock were converted to common shares. None were converted during 2004.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Equity (Continued)

On January 14, 2004, the Board of Directors authorized the issuance of shares of the Company's common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at December 31, 2004, were $12,472. Dividends will accumulate until such time as earned surplus is available to pay a cash dividend or until a post effective amendment to the Company's registration statement covering a certain number of common shares reserved for the payment of Preferred Stock dividends is filed and declared effective, or if such number of common shares are insufficient to pay cumulative dividends, then until additional common shares are registered with the Securities and Exchange Commission (SEC).

Warrants

On February 16, 2004 and July 2, 2004, the Company entered into two investment advisory agreements whereby the investment advisors will provide introductions to the financial community, assist in raising capital, provide merger and acquisition candidates, and provide other advisory services. In consideration, the Company granted warrants to purchase shares of the Company's common stock at various prices as reflected below:

             Warrants               Price           Expiration Date

             225,000                 $.20              2/17/09
             300,000                  .65              7/01/10
             133,500                  .70              8/17/09
             300,000                  .75              7/01/10
             399,000                 1.00              7/01/10

At December 31, 2004, none of the warrants were exercised.

On April 20, 2004, the Company borrowed $75,000 through a private placement and granted the note holders 150,000 warrants to purchase shares of the Company's common stock at $0.50 with a term of two years, which expires on April 29, 2006. At December 31, 2004, the loan was repaid and none of the warrants were exercised.

Convertible  Promissory  Notes

During 2003, the Company sold $50,000 of convertible secured promissory notes (See Note 6 - Notes Payable). The notes were sold to holders of similar convertible notes in the amount of $100,000. All the notes mature in one year from the date of issuance and bear interest at the rate of 18% per annum. As of December 31, 2004, all of the notes are outstanding and due. The Company is negotiating to extend the payment terms.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Shareholders' Equity (Continued)

7% Convertible Debentures

During the second quarter of 2004, the Company commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007 (the "debentures"). As of December 31, 2004, the Company received $1,335,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms.

Each debenture holder was granted warrants to purchase shares of the Company's common stock at fifty (50%) percent for each dollar invested at a price of $0.65. The term of the warrants is five years. At December 31, 2004, the Company granted 667,500 warrants to the debenture holders, none of the warrants were exercised.

The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of Company at a conversion price which was equal to the closing bid price of the Company's common stock on the date the debenture was issued. If on any day after the first anniversary of the date of the debenture (i) the market price of the Company's common stock is $1.00 or more or
(ii) the Company completes a secondary offering yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary.

NOTE 9 - Related  Parties

The Company paid rent under one sub-lease during 2004 and 2003 to a company affiliated with the Chief Executive Officer. The lease agreement expires in May 2007. The rent paid and terms under the subleases were substantially the same as that of the affiliate's lease agreements with the landlord. Rent expense for the years ended December 31, 2004 and 2003 was $80,187 and $136,691, respectively.

The Company acquired distribution rights to two films from a company affiliated with the Chief Executive Officer for a license period, which expires on June 5, 2008. The Company is obligated to pay the affiliated producers fees at the contract rate when revenue is recognized from the sale of the films. Such payments will be charged against earnings. In 2004 and 2003, no payments were made to the affiliate and no revenue was recognized.

The Company owns distribution rights to two films, which were acquired through a company affiliated with the Chief Executive Officer, that is the exclusive agent for the producers. This exclusive agent is 100% owned by the principal shareholder of the Company, but receives no compensation for the sale of the licensing rights.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Related Parties (Continued)

Additionally, after recoupment of original acquisition costs, the principal shareholder has a 5% interest as a producer in the revenue received by unaffiliated entities. The Company has received no revenue relating to these films during 2004 and 2003.

Throughout 2004 and 2003, the Company's principal shareholder and officer made loans to, and payments on behalf of, the Company and received payments from the Company from time to time. The largest net balance due to the officer in 2004 was $237,010. The net outstanding balance due to the officer at December 31, 2004 and 2003, was $37,283 and $203,820, respectively.

As part of salary, bonuses and other compensation, the Company's President and Chief Executive Officer, was issued 155,464 and 46,518 shares of common stock (See Notes 8 and 10), valued at $58,143 and $62,636 in 2004 and 2003, respectively.

Additionally, during 2004 and 2003, the Company's President received options for 500,000 shares of the Company's common stock at a price of $0.21 per share and options for and 250,000 shares at a price of $0.32 per share, respectively. During 2004, under a cashless exercise provision, 380,000 options issued to him in 2003 and 2002, were exercised. As a result, he received 87,391 shares of the Company's common stock. As of December 31, 2004, 500,000 options owned by the Company's President were unexercised.

The Company issued options to other non-employee directors in 2004 and 2003 for 250,000 and 120,000 shares of the Company's common stock, respectively. During 2004, under a cashless exercise provision, one director exercised 170,000 options issued to him in 2003 and 2002, and received 51,957 shares of the Company's common stock. As of December 31, 2004, 250,000 unexercised options were held by directors.

The Company also issued options to purchase shares of the Company's common stock to an Officer of the Company during 2004 and 2003 for 125,000 and 60,000 shares, respectively. During 2004, under a cashless exercise provision, the Officer exercised 100,000 options issued to them in 2003 and 2002, and received 28,211 shares of the Company's common stock. As of December 31, 2004, 125,000 of the options remain unexercised.

During 2004 and 2003, legal services were performed by a firm in which Mr. Barry
S. Huston, a member of the Company' Board of Directors, is a partner. Such services related to the collection and settlement of various receivables of the Company. During 2004, $5,147 payment was paid to Mr. Huston or his firm. No payment was made to Mr. Huston's firm in 2003. For their services, Mr. Huston's firm receives compensation on a contingent basis (one-third upon settlement).

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Commitments and Contingencies

Leases

The Company leases its New York office facility under a sublease that expires in 2007 (see Note 9). As of December 31, 2004, future minimum lease payments are as follows:
                           2005                        $ 72,458
                           2006                          74,875
                           2007                          31,617
                                                       --------
                                                       $178,950
                                                       ========

During 2003,the year the Company entered into several operating leases for vehicles that expire in 2005. For the year ended December 31, 2004, the auto lease expense amounted to $27,512. The minimum future lease payments for such leases are as follows:

Year ending December 31, 2005                          $ 32,283
                                                       --------
                                                       $ 32,283
                                                       ========

License Agreements

In some instances, film licensors have retained an interest in the future sale of distribution rights owned by the Company above the guaranteed minimum payments. Accordingly, the Company may become obligated for additional license fees as sales occur in the future.

Employment  Agreements

Mr. Hreljanovic has an Employment Agreement with the Company which expires on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's salary in 2004 was scheduled to be approximately $201,447. Mr. Hreljanovic's employment agreement has been extended for an additional year. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company's common stock as consideration for services rendered to the Company.

Due to a working capital deficit, the Company is unable to pay his entire salary in cash. Mr. Hreljanovic has agreed to forego a portion of his salary for 2004. Pursuant to his employment agreement and in the best interests of the Company, in lieu of cash, Mr. Hreljanovic has agreed to accept the issuance of shares of the Company's common stock as a part of the payment for unpaid salary of 2004, which is under the Equity Incentive Plan. In 2004 and 2003, the Company issued 155,464 and 46,518 shares of common stock valued at $58,143 and $62,636, as payment of Mr. Hreljanovic's net salary, respectively.

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Commitments and Contingencies (Continued)

During the first and fourth quarter of 2004, Mr. Hreljanovic forgave $108,471 of his salary. Accordingly, to that extent, the financials reflect no compensation or accrual for such salary for Mr. Hreljanovic during this period.

Additionally, the Company issued to Mr. Hreljanovic options to purchase 500,000 shares of the Company's common stock at an exercise price of $0.21 per share as compensation for his efforts on behalf of the Company (see Note 8). These options were unexercised and remain outstanding at December 31, 2004.

Under the terms of this employment agreement, the Chief Executive Officer of the Company is entitled to receive a cash bonus when the Company's pre-tax profit exceeds $100,000.

On February 7, 2005, the Company executed an employment agreement with Mr. James Calderhead as President of Juniper's Technology Services business. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of the Company's common stock at a price of $.31 per share. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

Litigation

In September 2001, the Company issued 150,000 shares of its common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. The Company has pursued collection and has obtained a judgment in New York. Further, the Company filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, the Company agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, the Company agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing the Company is a member of the Company's board of directors.

Going Concern

As shown in the accompanying financial statements, the Company's Revenue increased to $1,329,000 in 2004, from $1,182,000 in 2003; Net loss decreased to $2,203,000 in 2004, from $2,994,000 in 2003; Working capital increased to negative $1,144,000 at December 31, 2004, from negative $1,422,000 at December 31, 2003.

During 2004, the Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company raised $1,335,000 through the sale of 7% convertible debentures and $196,469 through private placements for working capital, capital purchases and for the payment of debt.

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  10 -  Commitments  and  Contingencies(Continued)

Among the obligations that the Company has not had sufficient cash to pay is its payroll, payroll taxes and the funding of its subsidiary. Certain employees and consultants have agreed, from time to time, to receive the Company's common stock in lieu of cash. In these instances the Company has determined the number of shares to be issued to employees and consultants based upon the unpaid compensation and the current market price of the stock. Additionally, the Company registers these shares so that the shares can immediately be sold in the open market.

With regard to the balance of the past due payroll taxes, a plan of payment has been negotiated with New York State and is currently being negotiated the
Internal Revenue Service. The Company has entered into agreements for substantially all the outstanding balances, whereas the Company shall pay approximately $11,125 per month.

The fact that the Company continued to sustain losses in 2004, had negative working capital at December 31, 2004 and still requires additional sources of outside cash to sustain operations, continues to create uncertainty about the Company's ability to continue as a going concern.

The Company has developed a plan to reduce its liabilities and improve cash flow through expanding operations and raising additional funds either through issuance of debt or equity. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. The Company anticipates that it will be able to raise the necessary funds it may require for the remainder of 2005 through public or private sales of securities. If the Company is unable to fund its cash flow needs, the Company may have to reduce or stop planned expansion, or possibly scale back operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 11 - Incentive Compensation Plans

In 2004, the Company adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholder).

At December 31, 2002, for all plans prior to the 2002 Plan, all options issued under the Plans were granted and either exercised or cancelled. During 2003, the Company issued stock awards for 22,164 shares of common stock under the 2002 Plan. Further with regard to the 2002 Plan, at December 31, 2004, 27,500 options remain unissued and available (see Options Granted in Note 8 - Shareholders' Equity).

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 -  Incentive  Compensation  Plans  (Continued)

With regard to the 2003 Equity Incentive Plan, at December 31, 2004, 1,450,168 shares were issued and 49,832 shares remain unissued and available.

With regard to the 2004 Consultant Stock Plan, at December 31, 2004, 1,939,984 shares were issued and 60,016 shares remain unissued and available.

Statement of Financial  Accounting Standards No. 123

The Company has stock-based compensation plans, as described above. The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan or for options issued to non-employees for services performed. Had compensation for the Company's stock options been recognized based on the fair value on the grant date, the Company's income from continuing operations and earnings per share for the two years ended December 31, 2004, would have been impacted as shown in the following table;

                                       December 31, 2004     December 31, 2003
                                       -----------------     -----------------

Net Income
         As reported                         $(2,203,152)        $(2,994,371)
         Pro Forma                           $(2,297,835)         (3,145,280)

Basic and  diluted  earnings  (loss) per share
         As reported                              $(0.27)             $(1.04)
         Pro Forma                                 (0.29)              (1.09)

NOTE 12 - Income Taxes

For the years ended December 31, 2004 and 2003, no provision was made for Federal and state income taxes due to the losses incurred during these periods. As a result of losses incurred through December 31, 2004, the Company has net operating loss carryforwards of approximately $17,900,000. These carryforwards expire through 2024.

In accordance with SFAS No. 109 "Accounting for Income Taxes", the Company recognized deferred tax assets of $7,345,000 at December 31, 2004. The Company is dependent on future taxable income to realize deferred tax assets. Due to the uncertainty regarding their utilization in the future, the Company has recorded a related valuation allowance of $7,345,000. Deferred tax assets at December 31, 2004 primarily reflect the tax effect of net operating loss carryforwards.

NOTE 13 - Prepaid  expenses and other  current  assets

At December 31, 2004, prepaid expenses and other current assets consisted of significant items such as: advances to producers of $53,000; prepaid insurance expenses of $29,000; and prepaid consulting expenses of $28,000.

At December 31, 2003, prepaid expenses and other current assets consisted of significant items such as: advances to producers of $64,000; prepaid legal expenses of $25,000 prepaid consulting expenses of $24,000.

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Some of the prepaid expenses and other assets at December 31, 2004 and 2003 were established without the use of cash through the issuance of common stock. (see
Note 17)

NOTE 14 - Other Investments

On July 26, 2002, the Company, through a wholly owned subsidiary, executed an Agreement to acquire 100% interest in another entity. Shortly after the initial acquisition, the Company was unable to complete the funding of working capital as required by the Agreement. Accordingly, the Company's interest was reduced to 40% as provided by the Agreement. Further, based upon the evaluation of the potential of the entity and the Company's minority holdings, the Company sold
25% of its interest, leaving ownership of a 15% interest. The Company has recorded an allowance to reflect the balance of the Company's investment at fair market value. Based upon the Company's evaluation of the investment and the receivable from the sale, at December 31, 2003 a reserve was provided for 100% of the balance of these assets.

NetDive,  Inc.

The Company owns a 1.8% interest in NetDive, Inc. a privately owned company specializing in collaborative communications on the Internet.

NOTE  15-  Business  Segment Information

The operations of the Company are divided into two business segments: entertainment and technology services - consisting of 1) a provider of technology services in the area of communications, Internet services, DSL and other web development and the acquisition and distribution of rights to films to the domestic as well as the foreign market in the DVD, satellite, video and pay/cable and broadband T.V. and 2) healthcare - consisting of managed care revenue enhancement and healthcare cost containment services.

The Company markets technology services throughout the United States and films are available to be marketed throughout the world. The Company also markets its managed care revenue enhancement services throughout the United States. Financial information by business segment is as follows:

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                   2004        2003
                                                ----------  -----------
Revenue:
      Entertainment and technology services . $ 1,329,054  $ 1,181,552
                                              ------------  -----------
                                              $ 1,329,054  $ 1,181,552
                                              ===========  ===========
Cost of Operations
      Entertainment and technology ........   $ 2,424,100   $ 2,655,052
      Healthcare ..........................        18,022       169,502
      Corporate ...........................     1,090,083     1,351,369
                                              -----------   -----------
                                              $ 3,532,205   $ 4,175,923
                                              ===========   ===========
Operating Income (Loss):
      Entertainment and technology ........   $(1,095,046)  $(1,473,501)
      Healthcare ..........................       (18,022)     (169,502)
      Corporate ...........................    (1,090,083)   (1,351,368)
                                              -----------   -----------
                                              $(2,203,151)  $(2,994,371)
                                              ===========   ===========
Identifiable Assets:
     Entertainment and technology services.   $ 3,240,577    $3,231,574
     Healthcare ...........................        88,343       104,512
     Corporate ............................       501,644       532,760
                                              -----------   -----------
Total assets for reportable segment .......     3,830,564     3,868,846
Elimination of intersegment investments....      (177,626)     (177,626)
                                              -----------   -----------
Total consolidated assets..................   $ 3,652,938   $ 3,691,220
                                              ===========   ===========
Depreciation Expense:
     Entertainment and technology services.   $   136,319   $    90,995
     Healthcare ...........................        16,026        25,875
     Corporate ............................        24,668        27,955
                                              -----------   -----------
                                              $   177,013   $   144,825
                                              ===========   ===========
Capital Expenditures:
     Entertainment and technology services.   $   187,138   $   530,800
     Healthcare ...........................             -             -
     Corporate ............................             -             -
                                              -----------   -----------
                                              $   187,138   $   530,800
                                              ===========   ===========

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Quarterly Results of Operations  (Unaudited)

Below is a summary of the quarterly results of operations for each quarter of 2004 and 2003:

2004                          First      Second          Third        Fourth
----                        ---------   ---------      ---------    -----------

Revenue ............        $ 224,382   $ 314,467      $ 381,912    $ 408,293
Gross profit (loss)           (39,082)     20,103        136,000      145,467
Net income (loss)...        $(481,019)  $(599,934)     $(377,279)   $(744,920)

Basic and diluted net
income (loss)per common
share ..............        $   (0.08)  $   (0.08)     $   (0.04)   $  (0.08)


2003                          First       Second          Third       Fourth
----                         --------    ---------      ---------    ----------
Revenue  ............       $ 294,576   $  283,173     $  315,220   $ 288,583
Gross  profit (loss)          (53,856)    (110,646)       (73,619)     54,553
Net income  (loss)...       $(507,620)   $(747,554)     $(847,835)  $(891,362)
Basic and diluted net
income (loss)per common
share ..............        $ (0.79)    $ (0.67)       $ (0.38)     $ (0.31)

Supplemental Cash Flow Information

Cash paid for interest totaled $14,101 and $47,394 in 2004 and 2003, respectively.

During 2004, the Company satisfied a significant number of obligations without the use of cash through the issuance of the Company's common stock. These obligations included: compensation to officers, employees and consultants amounting to $673,480; payment of corporate debt amounting to $9,000;
acquisition of equipment and licenses amounting to $76,055; and certain corporate expenses amounting to $139,365.

During 2003, the Company satisfied a significant number of obligations without the use of cash through the issuance of the Company's common stock. These obligations included: compensation to officers and employees amounting to $697,626; payment of corporate debt amounting to $174,995; acquisition of equipment amounting to $290,665; certain corporate expenses amounting to $688,657; and certain corporate expenses amounting to $106,455.

                              JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Major Customers

In 2004 and 2003, Cablevision accounted for 92% and 96% of the total revenue of the Company, respectively.

NOTE 19 - Subsequent Events

From January 1, 2005 through April 6, 2005, the Company raised approximately $177,000 through the sale of its 7% Convertible Debentures and other convertible promissory notes.

ITEM 1:  Financial Statements
                               JUNIPER GROUP, INC.
                             AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEET
                                                   September          December
               ASSETS                              30, 2005           31, 2004
                                                 (Unaudited)          (Audited)
                                                ------------        -----------
Current Assets
   Cash...............................          $    3,669         $     26,942
   Accounts receivable - Trade........             104,490              177,154
   Prepaid expenses and other current assets.      139,111              176,042
                                                -----------          ----------
   Total current assets...............             247,270              380,138
   Film Licenses......................           2,118,324            2,314,843
   Property and equipment, net of accumulated
   depreciation of $613,816 and $703,683
   respectively.......................             161,166              548,851
   Other investments..................             200,000              200,000
   Goodwill...........................             209,106              209,106
                                                 ----------          ----------
                                              $  2,935,866         $  3,652,938
                                                ==========           ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
   Accounts Payable and accrued expenses         1,039,394            1,045,350
   Notes Payable - current............             332,617              427,062
   Deferred Revenue...................                -                   7,250
   Due to Officer.....................              41,525               37,283
   Due to Shareholders................               7,000                7,000
                                               -----------            ----------
Total current liabilities.............        $  1,420,536         $  1,523,945
Notes payable - long term.............             475,000            1,417,354
                                               -----------           ----------
  Total liabilities                              1,895,536            2,941,301
Shareholders' Equity
  12% Non-voting convertible redeemable preferred stock:
  $.10 par value,875,000 shares authorized, 25,357
  shares issued and outstanding at September 30, 2005
  and December 31, 2004: Aggregate liquidation
  preference $50,714 at September 30, 2005 and
  December 31, 2004........................          2,536                2,536

  Aggregate liquidation preference,$50,714 at
  September 30, 2005 and December 31,2004:
  Common stock - $.001 par value, 75,000,000
  shares authorized, 33,355,165 and 9,558,534
  issued and outstanding at September 30, 2005
  and December 31, 2004 respectively.......         33,354                9,558
Capital contribution in excess of par:
Attributed to preferred stock..............         22,606               22,606
Attributed to common stock.................     23,597,891            20,960,671

Retained earnings (deficit)................     (22,637,347)        (20,201,206)
Preferred stock dividend payable...........          21,290              12,472
                                                 ----------         -----------
                                                  1,040,330             806,637
  Less:  Note for subscription receivable              -                (95,000)
                                                 ----------         -----------
  Total Shareholders' Equity................      1,011,565             711,637
                                                 ----------         -----------
                                               $  2,935,866         $ 3,652,938
                                                ===========         ===========

                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                            Three Months Ended September 30,
                                                 2005             2004
                                            ---------------   -------------

Revenues:
Technology and Entertainment Services.... $     142,357        $     381,912


Operating Costs:
  Technology and Entertainment Services...       93,353              245,094
                                                -------         ------------
Gross Profit                                     49,005              136,818


Selling, general and administrative expenses    437,183              487,546
  Conversion expense for convertible
  debentures.                                   642,000                 -
  Revaluation of film licenses............       91,969                 -
  Settlement expense......................       12,500                5,000
  Preferred stock dividend................        1,521                1,521
  Interest expense........................       45,022               20,029
                                           ------------           ----------
                                              1,230,195              514,096
                                           ------------           ----------


Net income (loss)........................ $ ( 1,181,190)          $ (377,278)
                                            ===========           ==========

Weighted average number of shares
outstanding........                          16,419,694            8,824,781
                                           ============          ===========


Per share data:
Basic and diluted net income (loss).    $        (0.07)          $    (0.04)
                                         ==============          ===========










                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                            Nine Months Ended September 30,
                                                  2005             2004
                                            -------------      -------------

Revenues:
  Technology and Entertainment Servoces     $    380,576       $    920,761

Operating Costs:
  Technology and Entertainment Services          303,663            802,922
                                             -----------       ------------
Gross Profit                                      77,913            117,839


Selling, general and administrative
expenses...........................            1,316,784          1,448,902
Conversion expense for convertible
debentures.........................              642,000                -
Reevaluation of Film Licenses......              168,719             56,938
Settlement expense.................               26,000              5,000
Loss on disposition of assets......              233,852               -
Preferred stock dividend...........                4,564              4,564
Interest expense...................              122,134             60,667
                                             -----------        -----------
                                               2,514,053          1,576,071
                                              ----------        -----------


Net income (loss).................          $ (2,436,140)    $  (1,458,232)
                                             ===========        ===========
Weighted average number of
  shares outstanding..............            12,155,654          7,515,631
                                             ===========        ===========
Per share data:
Basic and diluted net income (loss)         $      (0.20)     $      (0.19)
                                             ===========        ===========














                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                           Nine Months Ended September 30,
                                                2005              2004
                                           -------------    --------------

Operating Activities:
Net income (loss)......................  $    (2,436,140)    $  (1,458,232)
Adjustments to reconcile net cash
  provided by Operating activities:
  Amortization of film licenses........           27,803             -
  Depreciation and amortization .......           67,349           113,454
  Loss on disposition of fixed assets..          170,891             4,548
  Debt conversion expense..............          642,000              -
  Payment of various expenses with equity.        14,700           139,365
  Payment of employees' and consultants
     compensation with equity...........         291,230           673,480
  Preferred stock dividend declared.....           8,818             4,564
  Reevaluation of film licenses.........         168,716            56,939
Changes in operating assets and liabilities:
  Accounts receivable...................          72,664           (67,382)
  Subscriptions receivable............            95,000              -
  Prepaid expenses and other current ass          37,941          (188,242)
  Other assets............................          -               (1,562)
  Due to/from officers and shareholders...         4,242          (154,544)
  Due from affiliates.....................        (1,010)             -
  Accounts payable and accrued expenses...       242,194          (195,555)
  Deferred revenue........................        (7,250)             -
                                            -------------       -----------
  Net cash (used for) operating activities.     (600,852)       (1,073,167)
                                            -------------       -----------
Investing activities:
  Purchase of equipment...................          -             (114,055)
                                            -------------       -----------
Net Cash (used for) investing activities..          -             (114,055)
                                            -------------        ----------

Financing activities:
  Payment of borrowings...................        (44,231)        (122,039)
  Proceeds from borrowing.................        321,810        1,335,000
  Proceeds from sale of common stock......        300,000          196,469
                                             -------------      -----------
Net Cash provided by financing activities..       577,579        1,409,430
                                             -------------     -----------
Net increase (decrease) in cash............       (23,273)         222,208
  Cash at beginning of period..............        26,942            2,103
                                             -------------     -----------
  Cash at end of period.................... $       3,669    $     224,311
                                             ============     ============
Supplemental cash flow information:
  Interest paid............................ $       5,000    $      14,101
                                              ============     ============


                 See Notes to Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (Unaudited)


                    Preferred Stock                          Common Stock
                ---------------------                 --------------------------

                                            Capital                         Capital
                                          Contributions                   Contributions       Retained
                             Par Value     In Excess of      Par Value     In Excess of       Earnings
                             At $.10            Par           At $.001          Par           Deficit
                             ----------    -------------    ----------     ------------     ------------

Balance,                      $  2,536    $   22,606        $  9,558      $ 20,960,671     $(20,201,206)
December 31, 2004

Shares issued
as payment for:

Various expenses                   -          -                  117            14,583          -

Compensation to
Employees/Consultants              -          -                3,869           287,361          -

Various
 Liabilities                       -          -                2,601           142,935          -
Conversion of
 Convertible notes                 -          -               14,209         1,895,341          -

Sale of common stock               -          -                3,000           297,000          -

Net (loss) for the
 Nine Months ended
 September 30,2005                 -          -                 -                -           (2,436,140)
                           ----------    ----------       ----------     ------------      ------------

Balance,
September 30, 2005           $  2,536    $  22,606          $ 33,354      $ 23,597,891     $(22,637,346)
                           ==========    ==========        =========       ===========     ============



                 See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis Of Presentation

The interim financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management of Juniper Group, Inc. (the "Company") believes that the disclosures herein are adequate to make the information presented not misleading. The financial statements and notes should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2004 included in the Company's Form 10-KSB filed with the SEC.

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Summary of Significant Accounting Policies

Description of Business

The Company's principal businesses are composed of technology and entertainment services. The technology and entertainment operations are conducted through two wholly owned subsidiaries of Juniper Entertainment, Inc., ("JEI") which is a wholly owned subsidiary of the Company. With regards to Juniper Pictures, Inc. ("Pictures"), a wholly owned subsidiary, it has not recognized any material revenue in the past several years. However, during the first nine months of 2005, Pictures generated revenue of approximately $55,000.

The Company's technology business has been conducted through two wholly owned subsidiaries of JEI: Juniper Services Inc. (Juniper) and Juniper Communications, Inc. (JCOM). JCOM had serviced the New York metropolitan area, including Long Island, but now is inactive.

a) Juniper's emphasis in the signal technology market segment focuses on providing national residential and commercial services to leading cable companies, Multiple System Operators (MSO's), wireless service and DSL providers. Juniper supports the installation and integration of the full range of video, data and voice capabilities on the internet, as well as service such as Video on Demand (VOD) and Digital Video Recording (DVR), Personal Video Recording (PVR) and High Definition TV (HDTV). Additionally, Juniper offers customers collection services; non-pay and voluntary disconnect services, and system audits. Juniper also provides a variety of advanced service to customers with high bandwidth demands including WiFi wireless networking and internet telephony (VoIP) services and to the manufacturers of electronic equipment used by these providers. In addition, Juniper provides infrastructure wiring and cabling, including engineering, design and installation services for system integrators, broadband providers and property owners who implement high bandwidth networks capable of delivering multiple high capacity service capabilities within their facilities, including infrastructure riser design, engineering and construction; central control system implementation and support, including MDF, IDF and Head End build out; Multiple Dwelling Unit (MDU) pre-wiring and post construction wiring; outside plant construction of hard-line, underground and aerial facilities.

The Company's other wholly owned subsidiary, JCOM, has discontinued all its services including Cablevision primarily to difficulties in collecting balances owed by Cablevision. JCOM has discontinued all other services and has terminated all of its management and staff personnel.

b) Entertainment

Juniper Pictures, Inc. ("Pictures") has historically been engaged in acquiring film rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various media, (i.e., DVD, satellite, home video, pay-per view, pay television and independent syndicated television stations). Most recently, during the first nine months of 2005, Pictures generated revenue of approximately $55,000.

Principles of Consolidation

The consolidated  financial statements include the accounts of all subsidiaries.
Intercompany  profits,   transactions  and  balances  have  been  eliminated  in
consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The estimated fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments.

The Company's debt (i.e. due to Producers, Notes Payable, Convertible Debentures and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis using market rates applicable at the effective date. If such debt were discounted based on current rates, the fair value of this debt would not be materially different from their carrying value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, are principally trade accounts receivable. Concentration of credit risk with respect to the technology services are primarily subject to the financial condition of, and continued relationship with, the subsidiary's largest customers.

Film Licenses

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments.

Producers retain a participation in the net profits from the sale of film rights; however, producers' share of net profits is earned only after payment to the producer exceeds the advanced payments of guaranteed minimum, where advanced minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long-term payments.

The Company maintains distribution rights to three films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.

Property and Equipment

Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives.

When property and equipment are retired, sold, or otherwise disposed of, the assets carry amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Net Income Per Common Share

The provisions of SFAS No. 128 "Earnings per Share," which require the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2005 and 2004, net income per common share and net income per common share-assuming dilution are equal.

New Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005. 9

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

Accounts Payable and Accrued Expenses

At September 30, 2005 and December 31, 2004, respectively, accounts payable and accrued expenses consisted primarily of legal fees of $130,000 and $95,000, payroll taxes of $450,000 and $401,000 accrued interest of $109,000 and $88,000 and insurance premiums of $47,000 and $99,000 and auto expenses of $-0- and $67,000. With regard to the balance of the past due New York payroll taxes, the Company has entered into agreements for approximately $120,000 of the outstanding balances, whereas the Company shall pay approximately $2,500 per month, and is continuing to negotiate payment arrangements for the remaining balances. Other accruals relate to selling, general and administrative expenses incurred in the normal course of business.

Film Licenses

The Company is currently directing all its time and efforts toward building the Company's Broadband business. Since early 1995, due to the limited availability of capital, personnel and resources, the volume of film sales activity has been significantly diminished.

Shareholders' Equity

Convertible Preferred Stock

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, and December 1, in cash or common stock of the Company having an equivalent fair market value.

At September 30, 2005, 25,357 shares of the Preferred Stock were outstanding. On February 2, 2005, the Board of Directors authorized the quarterly payment of preferred stock dividends, which accrue throughout the year ending December 31, 2005. No dividends have been paid during the nine months ended September 30, 2005. 10

Common Stock Purchase Agreement

During September and October of 2005, the Company entered into a Common Stock Purchase Agreement with three accredited investors to sell its common stock at $.10 per share. Under the terms of the Agreement, the Company issued 3,000,000 shares in September 2005 and 250,000 shares in October 2005.

Commitments and Contingencies

License Agreements

In some instances, film licensors have retained an interest in the future sale of distribution rights owned by the Company above the guaranteed minimum payments. Accordingly, the Company may become obligated for additional license fees as sales occur in the future.

Employment Agreements

Mr. Hreljanovic has an Employment Agreement with the Company that provides for his employment as President and Chief Executive Officer at an annual salary, adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company's common stock as consideration for services rendered to the Company. Mr. Hreljanovic's employment agreement has been extended for an additional period through April 30, 2007.

Due to a working capital deficit, the Company is unable to pay his salary in cash. Pursuant to his employment agreement and in the best interest of the Company, in lieu of cash, Mr. Hreljanovic has agreed to accept the issuance of shares of the Company's common stock as part of his unpaid salary.

Going Concern

In August 2005, the Company's investment banker, in connection with the Company's receipt of $300,000 from a single accredited investor, committed to raise an additional $300,000 for the Company. These funds were to be used to execute the business plan which the Company had developed over a period of several months with the assistance of the investment banker. The Company then expended the first portion of the $300,000 in accordance with its business plan. In so doing, the Company met all of its revenue and earnings targets under the agreed-upon business plan. The investment banker, however, only provided the Company with an additional $25,000. The failure to secure additional funds has materially and adversely affected the Company's business operations. Specifically, the Company has had to discontinue its operation in Memphis with Time Warner, and its operations in Detroit with Comcast. Also, the Company has missed a significant opportunity with Cox Communications in the New Orleans market. The Company is hopeful that it can repair any damage caused to its credibility and relationship with these major MSO's by reason of discontinuing those operations. The operations that were discontinued were generating approximately 30% gross profit margins prior to the Company's cessation of operations in those markets due to lack of funding. The Company intends to seek the funds it requires for its operations from other sources but there can be no assurances given that the Company will be successful in its efforts.

As shown in the accompanying financial statements, the Company's revenue decreased to approximately $381,000 through the third quarter of 2005, from approximately $921,000 through the third quarter of 2004.

Through the third quarter of 2005, the Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company raised approximately $622,000 for working capital and for the payment of debt through loans or the sale of unregistered securities (convertible debentures, notes payable and common stock). Among the obligations that the Company has not had sufficient cash to pay is its payroll and payroll taxes. Certain employees and consultants have agreed, from time to time, to receive the Company's common stock in lieu of cash. In these instances the Company has determined the number of shares to be issued to employees and consultants based upon the current market price of the stock. With regard to the balance of the past due New York payroll taxes, the Company has entered into an agreement for approximately $120,000 of the outstanding balances, whereas the Company shall pay approximately $2,500 per month, and is continuing to negotiate payment arrangements for the remaining balances of approximately $333,000.

The fact that the Company continued to sustain losses in 2005, has negative working capital at September 30, 2005 and still requires additional sources of outside cash to sustain operations continues to create uncertainty about the Company's ability to continue as a going concern. The Company has developed a plan to improve cash flow through expanding operations and raising additional funds either through the issuance of debt or equity. In terms of the Company's plan for expanding operations, see the discussion within Item 2. - Management's Discussion and Analysis or Plan of Operation for details. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. If the Company is unable to fund its cash flow needs, the Company will have to reduce or stop planned expansion or scale back operations and reduce its staff. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Although the Company may be able to obtain external financing through the sale of its securities, there can be no assurance that financing will be available, or if available, that any such financing would be on terms acceptable to the Company. If the Company is unable to fund its cash flow needs, the Company may have to reduce or stop planned expansion, or scale back operations and reduce its staff, which would have a direct impact on its presence with its customers, as well as its inability to service new contracted arrangements with the wireless Broadband equipped vendor or provide support DSL service to the selected DSL providers.

Notes Payable and Capitalized Leases

The following is a summary of the notes payable on the balance sheet at September 30, 2005:

                  7% Convertible Debentures                        $ 475,000
                  Unsecured loans                                    332,617
                                                                   ---------
                                                                     807,617
                  Less current portion                               332,617
                                                                   ---------
                  Long-term portion                                $ 475,000
                                                                   ==========

During the third quarter of 2004, the Company commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007 (the "debentures"). As of September 30, 2005 the Company received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms.

The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of the Company. If on any day after the first anniversary of the date of the debenture (i) the market price of the Company's common stock is $1.00, or more for more than ten trading days, or (ii) the Company completes a secondary offer yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary.

During September of 2005, the Company offered the debenture holders the opportunity for 30 days to convert their debentures and accrued interest into the Company's Common Stock at a conversion rate of $0.10. As of September 30, 2005, $1,070,000 of the debentures along with $87,100 of accrued interest was converted. At September 30, 2005, the accrued and unpaid interest amounted to $32,500. During October 2005, an additional $225,000 and accrued interest of $15,200 was converted.

As a result of the lower conversion price offered by the Company, a conversion expense of $642,000 was recorded to reflect value of the additional shares of common stock issued.

NOTE * - Income Taxes

As a result of losses incurred through December 31, 2004, the Company has net operating loss carry forwards of approximately $18,526,000. For the nine months ended September 30, 2005 and 2004, no provision was made for Federal and State income taxes due to the losses incurred during these peroiods.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                     $      127.55
Accounting fees and expenses                 12,500.00
Legal fees and expenses                      55,000.00*
Miscellaneous                                 5,000.00*
                                         -------------
                           TOTAL         $   72,627.55*
                                         =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the second quarter of 2004, we commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007. As of September 31, 2005, we received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms. Each debenture holder was granted warrants to purchase shares of our common stock at fifty (50%) percent for each dollar invested at an exercise price of $0.65 and a five year term. Except for one holder of debentures in the principal amount of $50,000, the debentures were converted into shares of our common stock at a conversion price of $0.10.

In September 2005, we entered into a Common Stock Purchase Agreement with an accredited investor to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investor 3,000,000 shares of common stock and 750,000 Warrants to purchase shares of our common stock with an exercise price of $0.50 per share.

In October 2005, we entered into a Common Stock Purchase Agreement with two accredited investors to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investors an aggregate of 250,000 shares of common stock and 37,500 Warrants to purchase shares of our common stock, with an exercise price of $0.65 per share.

During 2005 we issued an aggregate of 1,588,000 shares of our common stock in satisfaction of $107,200.00, of ordinary trade payables owing to accredited investors.

DECEMBER 2005 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The Company sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and an additional $500,000 in callable secured convertible notes is expected to be sold following the Company's registration statement being declared effective.

The callable secured convertible notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 28, 2005.

SERIES B PREFERRED STOCK

We filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which we authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.001 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,531 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,506,109 shares of our common stock. The foregoing shareholders were existing investors before they did the exchange.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List means Juniper Group, Inc. a Nevada corporation.

Exhibit
Number            Description

 2.1 (2) Agreement and Plan of Merger dated as of January 20, 1997 between the Registrant and Juniper Group, Inc., a Nevada corporation.
 3.1 (1) Certificate of Incorporation of the Registrant, as amended.
 3.2 (3) Amendment to the Certificate of Incorporation of the Registrant, filed March 7, 1997
 3.3 (2) Certificate of Incorporation of Juniper Group, Inc.
 3.4 (8) Certificate of designation of Series B convertible preferred stock filed with the Secretary of State of Nevada on January 4, 2006
 3.7 (2) By-Laws of Juniper Group, Inc.
 4 1 (2) 1999 Stock Option Plan.
 4.2 (3) 2000 Stock Option Plan.
 4.3 (4) 2001 Stock Option Plan.
 4.4 (5) 2002 Equity Incentive Plan.
 4.5 (6) 2003 Equity Incentive Plan.
 4.6 (7) 2004 Consultant Stock Plan.
 5.1     Sichenzia Ross Friedman Ference LLP Opinion and Consent
         (filed herewith).
10.1     Employment Agreement between the Registrant and Vlado P. Hreljanovic
10.2     Employment Agreement between the Registrant and James A. Calderhead
10.3 (8) Securities Purchase Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners
         II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd.
         and AJW Partners, LLC
10.4 (8) Form of Callable Secured Convertible Note dated December 28, 2005
10.5 (8) Form of Stock Purchase Warrant dated December 28, 2005
10.6 (8) Registration Rights Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC
10.7 (8) Security Agreement dated December 28, 2005by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC
10.8 (8) Letter of intent dated December 30, 2005 between Juniper Services, Inc. and New Wave Communications, Inc.
21.1 (9) Subsidiaries of the Registrant.
23.1     Consent of Goldstein and Ganz, CPA, P.C. (filed herewith).

(1)Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996
(2) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 30, 1999
(3)Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 27, 2000
(4) Incorporated by reference to the Company'sForm S-8 filed on October 1, 2001, as amended on October 30, 2001.
(5)Incorporated  by reference to the Company's  Form S-8 filed January 3, 2003.
(6)Incorporated  by reference to the  Company's  Form S-8 filed July 11, 2003.
(7)Incorporated  by reference to the Company's  Form S-8 filed April 26, 2004.
(8)Incorporated by reference to the Company's Form 8-K filed January 5, 2006.
(9)Incorporated by reference to the Company's Form 10KSB filed April 11, 2002

                                      II-5
ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on February 10, 2006.

                                              Juniper Group, Inc.


                                 By:
                                   --------------------------------------------
                                               Vlado P. Hreljanovic
                                               Chairman of the Board, President,
                                               Chief Executive Officer and Chief
                                               Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vlado P. Hreljanovic his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                         TITLE                              DATE
--------------------------- ------------------                -----------------

                            Chairman of the Board,            February 10, 2006
 /S/ Vlado P. Hreljanovic   President Chief Executive
------------------------    Officer and Chief Financial Officer
    Vlado P. Hreljanovic    (Principal Executive Officer and
                            Principal Financial Officer)


 /s/ Barry S. Huston        Director                          February 10, 2006
-----------------------
    Barry S. Huston


 /s/ Peter W. Feldman       Director                          February 10, 2006
-----------------------
    Peter W. Feldman

                                                                    EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725



                                                        February 10, 2005


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:      Juniper Group, Inc.
         Form SB-2 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Juniper Group, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP

                                                                   EXHIBIT 10.2

                              ENGAGEMENT AGREEMENT

                                JAMES CALDERHEAD

THIS ENGAGEMENT AGREEMENT, is made this 7th day of February 2005, by and between Juniper Entertainment, Inc., a New York corporation, having a principal place of business at 111 Great Neck Road, Great Neck, New York (the "Company"); and James Calderhead, having an address at 5326 Main Street, Spring Hill, TN 37174 (the "Executive"); and Juniper Group, Inc., a Nevada corporation having a principal place of business at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 ("Juniper").

                                    RECITALS

The Executive is experienced in the Broadband Industry. The Company desires to engage the Executive to act as President of the Company and to render services in that field, and the Executive desires to render such services on behalf of the Company. Accordingly, the Company and the Executive desire to set forth the terms and conditions on which (i) the Company will engage the Executive, (ii) the Executive will render services to the Company, and (iii) the Company will compensate the Executive for such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                       1. Engagement of James Calderhead.

The Company hereby engages the Executive, and the Executive hereby accepts such engagement, upon the terms and conditions herein set forth.

                                    2. Term.

Subject to the provisions for termination provided herein, the initial term of the Executive under this Agreement shall be for a period commencing on the date herein set above, and ending on December 31, 2007(the "Initial Term"). Option for renewal to be negotiated.

                         3. Duties and Responsibilities.

3.1 The Executive shall devote his complete attention and apply his best efforts, energies and skills on a full-time basis, to the business of the Company.


3.2 During the Term, the Executive shall serve as and perform the functions of President of the Company and shall perform such other duties and functions for the Company as the Board of Directors and the Chairman of the Board or the Chief Executive Officer of the Company may determine, consistent with the Executive's experience and background, including, but not limited to, those duties and functions set forth on Schedule A hereto.

3.3 The Executive shall have a fiduciary duty to act only in the best interest of the Company and acknowledges that he owes the Company a high degree of trust and loyalty. While he is engaged by the Company, the Executive shall not take any action which would harm or detrimentally impact upon the Company's business; in so far as Executive is informed or should be otherwise be responsibly informed of the same.

3.4 At all times during the performance of this Agreement, the Executive shall strictly adhere to all policies, rules and regulations that have now been, or may hereafter be, established by the Company for his conduct.

3.5 In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that (a) the Executive is not a party or subject to any engagement agreement or arrangement with any other person, firm, company, corporation or other business entity, except for New Wave and Next Wave, and (b) the Executive is subject to no restraint, limitation, or restriction by virtue of any agreement or arrangement or by virtue of any law or rule or otherwise which would impair the Executive's right or ability (i) to enter the engagement of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement.

                                4. Compensation.

4.1 The company has requested that the Executive assist the Company in servicing the new Multiple Dwelling Unit (MDU) project, and has offered the Executive a sign on bonus of $10,000 (ten thousand dollars).

4.2 For all services rendered by the Executive under this Agreement, the Company shall pay the Executive and the Executive shall accept a base salary of $145,000 (one-hundred and forty-five thousand dollars), including normal health benefits that are provided by the Company to its employees.



4.3 The Company shall pay the Executive's Salary every two weeks. All payments of Salary shall be subject to all withholding and other employment taxes required by law, which shall be withheld and paid by the Company in accordance with its normal payroll practices.

4.4 Commencing on the execution of this Agreement "Effective Date", the Executive shall receive a grand total of 300,000 (three hundred thousand) stock options at strike price of $0.31 convertible into Juniper Group, Inc. common stock, par value $.001, exercisable subject to the Company achieving a cumulative Gross Revenue Target ("GRT") of $18,750,000 brought by and generated, and/or processed through the direct efforts of the Executive within the first twenty-four (24) months and maintaining a 10% Earnings Before Income Taxes Depreciation and Amortization Target ("EBITDAT") therein, as set forth in Schedule B annexed hereto. Ownership of all options shall vest in the Executive upon receipt hereof, free and clear of all liens, claims or encumbrances, other than the restrictions referenced in Section 4.6.

In the event that either the  cumulative  GRT or the EBITDAT  specified  in this
Section 4.4 are not attained within the twenty-four (24) month period, the shortfall may be made up from any excess GRT or cumulative EBITDAT achieved in the succeeding year. The purpose of this provision is to allow the Executive to exercise his options, even though the Company failed to achieve the targets. In addition, in the event the Company achieves only a portion of the cumulative GRT or EBITDAT in any year, as reflected in Schedule B, then the Executive shall receive a pro rata reduced exercise Stock Option calculated as follows:

(i) Using, for purposes of this example, the number of Juniper Options, which the Executive is eligible to receive is 300,000. Fifty percent (50%) or 150,000 options are allocated to the cumulative GRT, and fifty percent or 150,000 options are allocated to the EBITDAT. The Company shall prepare financial calculations on a quarterly basis as represented in the 10QSB. With that calculation of the vested options.

The Stock Options  shall be paid to the Executive  within one hundred and twenty
(120) days after receipt of quarter-end financial statements.

4.5 For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

(a) "Gross Revenues" shall mean all revenues from sales or other services actually accrued by the Company during any calendar year, net of Bad Debt expense taken, charge backs, damages or returns and/or credits allowed during the period in question.

(b) "Earnings Before Income Taxes, Depreciation and Amortization" shall mean the net income earned by the Company on GRT of $18,750,000, as determined under generally accepted accounting principles in accordance with past accounting practices of the Company, before any deduction for income taxes, Depreciation and Amortization. In determining Net Profits Before Taxes, all of the following costs and expenses shall be excluded: any and all corporate cost overhead charges, but shall include Executive Compensation Package and the compensation package incurred by Juniper by its President.

(c) Bad Debt - For purposes of determining Gross Revenues in any year, accounts receivable over 120 days shall be reserved at least 50%; accounts receivable over 150 days shall be reserved at least 75%; and accounts receivable over 180 days shall be fully reserved. In the event any reserved account receivable is recovered in a subsequent year, then the collection of the account receivable shall be treated as part of Gross Revenues in the year of collection. Any Stock options or EBITDAT received by the Executive is subject to adjustment in the event that the bad debt reserve negatively affects GRT or EBITDA.

(d) Financial Statements - Juniper, has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBs, which accurately set forth the financial condition of Juniper as respective dates and documents.

4.6 The Executive acknowledges that, unless the Company agrees otherwise, the Juniper Options converted to shares issued will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and as such may not be resold by the Executive without registration under the Securities Act or an exemption from registration. The Executive further acknowledges that except as provided herein, neither the Company nor Juniper is obligated to file a registration statement with respect to the Juniper Shares. All certificates representing the Juniper Shares shall bear a legend in substantially the following form:

THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

4.7 Concurrently with the execution of this Agreement, the Executive is executing an agreement with the Company and Vlado P. Hreljanovic pursuant to which the Executive is granting to Hreljanovic an irrevocable right and proxy to vote all Juniper Shares for so long as the Executive is engaged by the Company and the Executive, and any affiliate of the Executive, or any member of the Executive's family owns such Juniper Shares. The Company acknowledges that nothing in this Section 4.6 shall preclude the Executive from selling or otherwise transferring the Juniper Shares and thereby revoking such proxy, subject to the other provisions of this Agreement and such legal restrictions as may be applicable.

4.8 Anything herein to the contrary notwithstanding, during the period the Executive is engaged by the Company, the Executive shall not sell, assign, transfer or encumber in any manner more than 15% of the total number of Juniper Shares that he owns in any period of three consecutive months (each such period being referred to herein as a "Quarter") and agrees to adhere to the Security and Exchange Regulations. All such shares shall be sold in an orderly manner.

                                  5. Benefits.

5.1 The Executive shall be entitled for each year of engagement such paid vacation as is commensurate with that afforded to Executives of the Company of equal rank as the Executive at such time as the Executive and the Chairman of the Company shall mutually agree.

5.2 The Executive shall also be entitled to participate in any pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, medical services plan and other similar plans, now or hereafter existing.

                                  6. Expenses.

6.1 As a condition of his employment, the Executive shall maintain an automobile. Accordingly, the Company shall pay $400.00 per month for an automobile for the Executive's use. In addition, the Company shall pay or reimburse the Executive for tolls, gas, insurance and parking incurred in connection with the performance of his duties hereunder, which shall be paid upon presentation of original invoices and allocated to business use.

                           7. Sick Leave; Disability.

7.1 The Executive shall be entitled to annual paid sick leave in length to conform with the Company's general engagement practices.

7.2 If the Executive is unable to perform his duties hereunder by reason of physical or mental incapacity or infirmity (a "Disability") for a period of 90 consecutive days or a period of 120 days during any consecutive 12-month period, then the Executive shall be "Disabled " for purposes of this Agreement and the period of his Disability as provided above shall be referred to herein as the "Disability Period". The existence of a Disability hereunder shall be determined by a licensed physician selected by the Company, and the Executive hereby consents to an examination by such physician for such purpose. During the Disability Period, the Company shall continue to pay the Executive the Compensation earned hereunder; provided, however, that such payments shall be reduced by the amount of any disability income payments or other income payments the Executive receives during the Disability Period under any policy carried by the Company of which the Executive is the beneficiary. The Company shall have the right to terminate this Agreement and the Executive's engagement hereunder for Disability at any time after the end of the Disability Period, and shall pay the Executive the Compensation which would otherwise be payable to the Executive up to the end of the month in which such termination occurs.

                           8. Death During Engagement.

If the Executive shall die during the Term, the Company shall pay to the estate of the Executive the Compensation which would otherwise be payable to the Executive.

                                 9. Termination.

9.1 The Company shall have the right to terminate the Executive's engagement for Cause (as hereinafter defined in Section 9.2), by giving the Executive written notice in reasonable detail of the alleged grounds for termination. In the event the Executive does not cure any breach or other act specified in the notice of termination within thirty (30) days after receipt of the notice of termination, then the Company may terminate the Executive by giving a notice of final termination to the Executive, which will become effective upon receipt by the Executive. If the Executive's engagement is terminated for Cause, the Company shall pay to the Executive, within 45 days after such termination, all accrued Compensation earned through the date of termination.

9.2 For purposes of this Agreement, any of the following actions or events shall constitute grounds for termination of the Executive's engagement for "Cause":

(i) the Executive's neglect or refusal to perform his duties as an Executive of the Company.

(ii) any other conduct constituting a breach of this Agreement or of any code of conduct heretofore or hereafter adopted by the Company or Juniper;

(iii) the Executive's conviction (including a conviction on a nolo contendere plea) of a felony or misdemeanor (other than minor traffic offenses);

(iv) any willful, intentional, or grossly negligent act having the effect of significantly injuring the Executive's reputation or the reputation or business of the Company or Juniper;

(v) Insider information as contained in Section 12; or

(vi) any other material act of malfeasance, misfeasance or nonfeasance by the Executive relative to or in connection with the performance of his duties hereunder (including, without limitation, the Executive's inability to perform his duties hereunder as a result of chronic alcoholism or drug addiction).

9.3 If the Executive voluntarily terminates his engagement with the Company prior to expiration of the Term (for any reason whatsoever), the Company shall pay to the Executive his accrued Compensation through the date of termination and any Stock Options earned prior to termination.

9.4 If the Executive's engagement is terminated for Disability or death, then the Company shall pay to the Executive or his personal representatives, legatees, appointees or distributees, as the case may be the accrued Compensation through the date of termination, including any the Stock Options, which was earned by the Executive.

9.5 In the event the Executive is terminated without cause at any time during this contract, the executive shall be entitled to six month's salary.

                           10. Restrictive Covenants.

10.1 The Executive acknowledges that (i) the business activities of the Company will include acquisition and/or the organic development of the broadband business; ii) he will have a major responsibility for the operation and growth of the Company; (iii) his work for the Company will bring him into close contact with confidential information of the Company and Juniper; and (iv) the agreements and covenants contained in this Section 10 are essential to protect the business interests of the Company and Juniper;

10.1.2 Throughout the Engagement Period and the Post-Termination Period, the Executive shall not, directly or indirectly (i) induce or attempt to influence any employee or customer of the Company, Juniper or its affiliates to leave its employment or terminate its services with the Company, (ii) aid or agree to aid any competitor, customer or supplier of the Company, Juniper or its affiliates in any attempt to hire any person who shall have been engaged by the Company, Juniper or its affiliates within the one (1) year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was or is a client or is a supplier of the Company, Juniper or its affiliates during any portion of such period to transact business with a competitor of Juniper or its affiliates;

10.1.3 Throughout the Engagement Period and thereafter the Executive shall not disclose to anyone any information about the affairs of the Company, Juniper or its affiliates including without limitation, trade secrets, inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, or other financial information not publicly disclosed and which is confidential to the Company, Juniper or its affiliates or is not generally known in the relevant trade (collectively, "Proprietary Information"), regardless of whether the Executive developed such Proprietary Information, nor shall the Executive make use of any such Proprietary Information for his own benefit.

10.2 For the purposes of this Agreement the following terms shall have respective meanings ascribed to them below:

10.2.1 "Engagement Period" means the period of the Executive's engagement by the Company, including such period of engagement, if any, extending beyond the Term.

10.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full force and effect, without regard to the invalid or unenforceable portions.

10.4 Anything contained in this article to the contrary notwithstanding the Executive shall not be prohibited from seeking new engagement or taking reasonable steps including but limited to engagement interview to accomplish the same.

                11. Reorganization, Consolidation, Merger, Etc.

In the case of capital reorganization or reclassification of common stock of Juniper during the exercise period, Juniper shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, the Executive shall immediately have fully vested rights of his options and shall have the right to exercise such options. These rights shall take place only after such reorganization, consolidation or merger occurs and is fully consummated. Any such reorganization, consolidation or merger with Juniper shall require the calculation of the Executive's options.

                            12. Insider Information.

In the course of the performance of the Executive's duties hereunder, the Executive may become aware of information regarding Juniper or the Company, and their respective businesses that may be considered "inside information" for purposes of the Securities Act and the Exchange Act and the Rules and Regulations promulgated thereunder. The Executive acknowledges that his purchase or sale of securities of Juniper, or any of its affiliates, while in possession of such inside information or his informing any other person of such inside information for the purpose of purchasing, selling or otherwise dealing in securities of Juniper or its affiliates is prohibited by law and shall constitute a breach of this Agreement and a basis for termination of the Executive's engagement for Cause.

          13. Documentation of Proprietary Information and Inventions.

All documents, records, models, prototypes or other tangible embodiments or evidence of Proprietary Information, and all copies of the foregoing ("Materials"), which may at any time be acquired by or come into the possession of the Executive are the sole and exclusive property of the Company. All Materials shall be surrendered to the Company upon the request by the Company at any time. In addition, upon the reasonable request by the Company at any time, the Executive shall prepare materials accurately and adequately to describe, set forth or embody any Proprietary Information and deliver the same to the Company in order to accomplish or complete the transfer thereof to the Company, and the Executive shall be reimbursed by the Company for all of his reasonable out-of-pocket expenses incurred in so doing.

                              14. Key Man Insurance

The Company may, from time to time, apply for, purchase and maintain, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that to the best of his knowledge, the Executive is insurable at standard (non-rated) premiums.

                               15. Miscellaneous.

15.1 This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive, except as otherwise expressly permitted by the provisions of this Agreement.

15.2 The Company shall have the right to assign this Agreement to any successor to substantially all of its business or assets, and the Executive and any such successor shall be bound by all provisions hereof.

15.3 Any notice required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for whom or which intended, at the address of such party set forth below, by registered or certified mail, return receipt requested or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice:

       If to the Company:                        Juniper Entertainment Inc.
                                                 111 Great Neck Road, Suite 604
                                                 Great Neck, NY 11021


       If to the Executive:                      _______________________________

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________


       If to Juniper:                            Juniper Group, Inc.
                                                 111 Great Neck Road, Suite 604
                                                 Great Neck, NY  11021
                                                 Attn:  Vlado P. Hreljanovic



15.4 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.5 If any provision of this Agreement, or any part thereof, is held to be illegal or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

15.6 Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

15.7 This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its business, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Executive.

To the extent that any terms or provisions hereof is deemed invalid or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extend permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such state without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     JUNIPER GROUP, INC.,                  JUNIPER ENTERTAINMENT, INC.
     solely as to its obligation
     under Section 4 of
     this Agreement


By: /s/ Vlado P. Hreljanovic             By: /s/ Vlado P. Hreljanovic
   -------------------------                 ------------------------
        Vlado P. Hreljanovic                      Vlado P. Hreljanovic
        President                                 Chief Executive Officer



By:/s/ James Calderhead
   --------------------
  James Calderhead,Executive

                                                                   EXHIBIT 23.1

                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               97 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                          ----------------------------
                                 (516) 487-0110
                            Facsimile (516) 487-2928






Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

We consent to the use of our report dated April 18, 2005, on page F-2 of Form 10-KSB of Juniper Group, Inc. for the year ended December 31, 2004, included herein, and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated April 18, 2005, contains an explanatory paragraph that states that the company has suffered recurring losses from operations, negative cash flow and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The consolidated financials statements do not include any adjustments that might result from the outcome of the uncertainty.



                                              /s/ Goldstein & Ganz, CPA's, P.C.

Great Neck, NY
February 10, 2006